EXHIBIT 10







                                   CREDIT AGREEMENT


                                     Dated as of

                                   August 30, 1996


                                     By and Among


                           ALLEGHENY TELEDYNE INCORPORATED

                                   as the Borrower


                                   THE BANKS HERETO

                               as the Lenders hereunder

                               BANK OF AMERICA ILLINOIS

                               THE CHASE MANHATTAN BANK

                                  MELLON BANK, N.A.

                            PNC BANK, NATIONAL ASSOCIATION

                                  as Managing Agents

                                         and

                            PNC BANK, NATIONAL ASSOCIATION

                    as the Documentation and Administrative Agent





          BF 44539.13


























                                  TABLE OF CONTENTS


                                                                       Page

          TABLE OF EXHIBITS

          ARTICLE I.  DEFINITIONS.                                        1

               1.1       Defined Terms  . . . . . . . . . . . . . . . .   1
               1.2       GAAP Definitions . . . . . . . . . . . . . . .  17
               1.3       Other Definitional Conventions and Rules of
                         Construction . . . . . . . . . . . . . . . . .  17

          ARTICLE II.  THE LOANS                                         18

               2.1       The Revolving Credit . . . . . . . . . . . . .  18
               2.2       Bid Rate Loans . . . . . . . . . . . . . . . .  20
               2.3       Swingline Loans  . . . . . . . . . . . . . . .  24
               2.4 Interest Rates, Interest Payment and Certain Provisions Relating to Interest and Fees . . . 28
               2.5 Yield-Protection, Capital Adequacy and Miscellaneous Provisions Relating to Euro-
                         Rate . . . . . . . . . . . . . . . . . . . . .  31
               2.6       Facility Fee . . . . . . . . . . . . . . . . .  33
               2.7       Calculation of Interest and Facility Fee . . .  34
               2.8       Extension of Termination Date  . . . . . . . .  34
               2.9       Substitution or Replacement of a Lender  . . .  34
               2.10      Loan Repayment . . . . . . . . . . . . . . . .  35
               2.11      Additional Payments by the Borrower  . . . . .  36
               2.12      Voluntary Reduction of Availability  . . . . .  36
               2.13      Loan Account . . . . . . . . . . . . . . . . .  36
               2.14      Payment from Accounts Maintained by Borrower .  37
               2.15      Time, Place and Manner of Payments . . . . . .  37

          ARTICLE III.  REPRESENTATIONS AND WARRANTIES                   37

               3.1       Corporate Existence  . . . . . . . . . . . . .  37
               3.2       Corporate Authority  . . . . . . . . . . . . .  37
               3.3       Enforceability . . . . . . . . . . . . . . . .  38
               3.4       No Restrictions  . . . . . . . . . . . . . . .  38
               3.5       Financial Statements.  . . . . . . . . . . . .  38
               3.6       Absence of Litigation  . . . . . . . . . . . .  39
               3.7       Tax Returns and Payments . . . . . . . . . . .  39
               3.8       Pension Plans  . . . . . . . . . . . . . . . .  39

                                                                       Page

               3.9       Compliance with Applicable Laws  . . . . . . .  39
               3.10      Environmental Matters  . . . . . . . . . . . .  40
               3.11      Governmental Approval  . . . . . . . . . . . .  40
               3.12      Regulations G, T, U and X  . . . . . . . . . .  40
               3.13      Investment Company Act . . . . . . . . . . . .  40
               3.14      Public Utility Holding Company Act . . . . . .  40
               3.15      Disclosure . . . . . . . . . . . . . . . . . .  40

          ARTICLE IV.  AFFIRMATIVE COVENANTS                             41

               4.1       Use of Proceeds  . . . . . . . . . . . . . . .  41
               4.2       Furnishing Information . . . . . . . . . . . .  41
               4.3       Visitation . . . . . . . . . . . . . . . . . .  42
               4.4       Preservation of Existence; Qualification . . .  42
               4.5       Compliance with Laws and Contracts . . . . . .  42
               4.6       Payment of Taxes and Other Liabilities . . . .  43
               4.7       Insurance  . . . . . . . . . . . . . . . . . .  43
               4.8       Maintenance of Properties  . . . . . . . . . .  43
               4.9       Plans and Benefit Arrangements . . . . . . . .  43
               4.10      Senior Debt Status . . . . . . . . . . . . . .  44
               4.11      Ownership of ALC and TI  . . . . . . . . . . .  44

          ARTICLE V.  NEGATIVE COVENANTS                                 44

               5.1       Indebtedness . . . . . . . . . . . . . . . . .  44
               5.2       Encumbrances . . . . . . . . . . . . . . . . .  44
               5.3       Leverage Ratio . . . . . . . . . . . . . . . .  45
               5.4       Interest Coverage Ratio  . . . . . . . . . . .  45
               5.5       Sales of Assets  . . . . . . . . . . . . . . .  45
               5.6       Merger . . . . . . . . . . . . . . . . . . . .  46
               5.7       Restriction on Dividends . . . . . . . . . . .  46
               5.8       Restriction on Guarantees. . . . . . . . . . .  46
               5.9       Regulation G, T, U and X Compliance  . . . . .  46
               5.10      ERISA  . . . . . . . . . . . . . . . . . . . .  46

          ARTICLE VI.  CONDITIONS PRECEDENT TO ALL DISBURSEMENTS 47
               6.1       All Disbursements  . . . . . . . . . . . . . .  47
               6.2       Conditions Precedent to the Initial
                         Disbursement Under the Commitment. . . . . . .  47

                                                                       Page

          ARTICLE VII.  DEFAULTS                                         49

               7.1       Payment Default  . . . . . . . . . . . . . . .  49
               7.2       Nonpayment of Other Indebtedness . . . . . . .  49
               7.3       Insolvency . . . . . . . . . . . . . . . . . .  49
               7.4       Termination of Existence . . . . . . . . . . .  50
               7.5       Failure to Comply with Covenants . . . . . . .  50
               7.6       Misrepresentation  . . . . . . . . . . . . . .  50
               7.7       Adverse Judgments, Etc . . . . . . . . . . . .  51
               7.8       Invalidity or Unenforceability . . . . . . . .  51
               7.9       ERISA  . . . . . . . . . . . . . . . . . . . .  51
               7.10      Change of Control  . . . . . . . . . . . . . .  51
               7.11      Consequences of an Event of Default  . . . . .  52
               7.12      Remedies Upon Default  . . . . . . . . . . . .  52

          ARTICLE VIII.  AGREEMENT AMONG LENDERS                         53

               8.1       Appointment and Grant of Authority . . . . . .  53
               8.2       Non-Reliance on Agent  . . . . . . . . . . . .  53
               8.3       Responsibility of Agent and Other Matters  . .  53
               8.4       Action on Instructions . . . . . . . . . . . .  54
               8.5       Indemnification  . . . . . . . . . . . . . . .  54
               8.6       Agent's Rights as a Lender . . . . . . . . . .  55
               8.7       Payment to Lenders . . . . . . . . . . . . . .  55
               8.8       Pro Rata Sharing . . . . . . . . . . . . . . .  55
               8.9       Successor Agent. . . . . . . . . . . . . . . .  55
               8.10      Managing Agents. . . . . . . . . . . . . . . .  56

          ARTICLE IX.  GENERAL PROVISIONS                                56

               9.1       Amendments and Waivers . . . . . . . . . . . .  56
               9.2       Expenses . . . . . . . . . . . . . . . . . . .  57
               9.3       Notices  . . . . . . . . . . . . . . . . . . .  58
               9.4       Tax Withholding  . . . . . . . . . . . . . . .  59
               9.5       Successors and Assigns . . . . . . . . . . . .  60
               9.6       Assignments and Participations . . . . . . . .  60
               9.7       Severability . . . . . . . . . . . . . . . . .  62
               9.8       Survival . . . . . . . . . . . . . . . . . . .  62
               9.9       Governing Law  . . . . . . . . . . . . . . . .  62
               9.10      Non-Business Days  . . . . . . . . . . . . . .  62
               9.11      Integration  . . . . . . . . . . . . . . . . .  62

                                                                       Page

               9.12      Headings . . . . . . . . . . . . . . . . . . .  62
               9.13      Set-Off  . . . . . . . . . . . . . . . . . . .  62
               9.14      Forum  . . . . . . . . . . . . . . . . . . . .  63
               9.15      Waiver of Jury Trial . . . . . . . . . . . . .  63
               9.16      Indemnity  . . . . . . . . . . . . . . . . . .  63
               9.17      Termination of Existing Bank Credit
                         Agreements   . . . . . . . . . . . . . . . . .  64
               9.18      Counterparts . . . . . . . . . . . . . . . . .  64

                                  TABLE OF EXHIBITS



          Name of Exhibit


          Exhibit A -    Form of Revolving Credit Note

          Exhibit B -    Form of Bid Rate Note

          Exhibit C -    Form of Bid Rate Quote Request

          Exhibit D -    Form of Bid Rate Quote

          Exhibit E -    Form of Swingline Note

          Exhibit F -    Form of Swingline Quote Request

          Exhibit G -    Form of Swingline Quote

          Exhibit H -    Form of Compliance Certificate

          Exhibit I -    Form of Opinion of Counsel

          Exhibit J -    Form of Assignment and Assumption Agreement


          Schedules

          3.8  Plans

          5.1  Existing Indebtedness

          5.2  Existing Encumbrances Securing Indebtedness

          5.5  Assets Held For Sale

                                   CREDIT AGREEMENT


                    THIS CREDIT AGREEMENT, dated as of August 30, 1996, by and among ALLEGHENY TELEDYNE INCORPORATED, a Delaware corporation (the "Borrower"), the FINANCIAL INSTITUTIONS listed on the signature pages hereto, and each other financial institution which, from time to time, becomes a party hereto in accordance with Subsection 9.6a (individually, a "Lender" and collectively, the "Lenders"), BANK OF AMERICA ILLINOIS, THE CHASE MANHATTAN BANK, MELLON BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION as Managing Agents (individually a "Managing Agent" and collectively the Managing Agents) and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Documentation and Administrative Agent for the Lenders (in such capacity the "Agent").


                                     WITNESSETH:


                    WHEREAS, the Borrower desires to obtain a Commitment (as defined below) from each of the Lenders pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $500,000,000, will be made to the Borrower from time to time prior to the Termination Date (as defined below); and

                    WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitment and make such Loans to the Borrower.

                    NOW, THEREFORE, in consideration of mutual promises contained herein and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:

          ARTICLE I.  DEFINITIONS.

          1.1 Defined Terms. As used herein the following terms shall have the meaning specified unless the context otherwise requires:

                    "Absolute Rate Auction" means a solicitation of Bid Rate Quotes setting forth Bid Rate Absolute Rates pursuant to Subsection 2.2c.

                    "ALC" means Allegheny Ludlum Corporation, a
          Pennsylvania corporation, which prior to the Effective Time of the Combination, was a publicly held corporation and at the Effective Time of the Combination, as the surviving corporation of a merger of a wholly owned Subsidiary of the Borrower with and into it, became a wholly owned Subsidiary of the Borrower. Any reference to ALC herein, in respect of an event or occurrence prior to the Effective Time of the Combination, shall be a reference to ALC as a publicly held corporation, and any reference to ALC herein, in respect of an event or occurrence after the Effective Time of the Combination, shall be a reference to ALC as a wholly owned Subsidiary of the Borrower.

                    "Adjusted Euro-Rate" means the interest rate relating to the Euro-Rate Option as described in item (ii) of Subsection 2.4b.

                    "Agent" has the meaning set forth in the preamble to this Agreement.

                    "Agent's Fees" means those certain fees for the sole account of the Agent set forth in that certain letter agreement by and between the Agent and the Borrower dated August 30, 1996.

                    "Agreement" means this Credit Agreement together with the exhibits and schedules hereto and all extensions, renewals, amendments, modifications, substitutions and replacements hereto and hereof.

                    "Applicable Euro-Rate Margin" means for each Euro-Rate Portion, the percentage (expressed in basis points) determined from time to time based upon the Senior Ratings then in effect from Moody's and S&P set forth under the relevant column heading below:


                         Senior Ratings                  Applicable Euro-
                                                           Rate Margin
                         --------------                  ----------------
                             Level I
                             -------
           Senior Ratings are equal to or better than
           A from S&P or A2 from Moody's                15.0 Basis Points


                            Level II
                            --------
           Senior Ratings are A- from S&P or A3 from
           Moody's                                      16.0 Basis Points

                            Level III
                            ---------
           Senior Ratings are BBB+ from S&P or Baa1
           from Moody's                                 20.0 Basis Points

                            Level IV
                            --------
           Senior Ratings are BBB from S&P or Baa2
           from Moody's                                 25.0 Basis Points

                         Senior Ratings                  Applicable Euro-
                                                           Rate Margin
                         --------------                  ----------------

                             Level V
                             -------
           Senior Ratings are equal to or less than
           BBB- from S&P and Baa3 from Moody's          30.0 Basis Points

          ; provided, however, that (i) in the event the Senior Ratings of S&P and Moody's do not coincide, the Applicable Euro-Rate Margin shall be determined utilizing the higher of such Senior Ratings; and (ii) in the event only one Senior Rating is in effect, the Applicable Euro-Rate Margin set forth opposite such Senior Rating shall apply.

                    "Applicable Facility Fee Percentage" means the percentage (expressed in basis points) determined from time to time based upon the Senior Ratings then in effect from Moody's and S&P set forth under the relevant column heading below:


                         Senior Ratings                     Applicable
                                                           Facility Fee
                                                            Percentage
                         --------------                    ------------

                             Level I
                             -------
           Senior Ratings are equal to or better than
           A from S&P or                                 7.5 Basis Points
           A2 from Moody's

                            Level II
                            --------
           Senior Ratings are A- from S&P or A3 from
           Moody's                                       9.0 Basis Points
                            Level III
                            ---------
           Senior Ratings are BBB+ from S&P or Baa1
           from Moody's                                 10.0 Basis Points

                            Level IV
                            --------
           Senior Ratings are BBB from S&P or Baa2
           from Moody's                                 15.0 Basis Points

                             Level V
                             -------
           Senior Ratings are equal to or less than
           BBB- from S&P and Baa3 from Moody's          20.0 Basis Points

          ; provided, however, that (i) in the event the Senior Ratings of S&P and Moody's do not coincide, the Applicable Facility Fee Percentage shall be determined utilizing the higher of such Senior Ratings; and (ii) in the event only one Senior Rating is in effect, the Applicable Facility Fee Percentage set forth opposite such Senior Rating shall apply.

                    "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in the form of Exhibit "J" hereto.

                    "Authorized Officer" means the President, any Vice President, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Borrower. The Agent and the Lenders shall be entitled to rely on the incumbency certificate delivered pursuant to Subsection 6.2 (vii) for the initial desig-nation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Agent for redelivery to each Lender a revised incumbency certificate.

                    "Bank Indebtedness" means the liability of the Borrower to pay the Loans, the Facility Fee, the Agent's Fees, interest thereon, and the other amounts, including, without limitation, expenses, due hereunder.

                    "Base Rate" means, for any day, the higher of (i) the sum of (A) the Federal Funds Effective Rate for such day plus (B) fifty (50) basis points (1/2%) per annum and (ii) the Prime Rate, as of such day.

                    "Base Rate Option" means the interest rate option described in item (i) of Subsection 2.4b.

                    "Base Rate Portion" means a Revolving Credit Loan or a portion thereof which bears, or is to bear, interest at the Base Rate.

                    "Bid Rate" means the rate or rates of interest from time to time in effect pursuant to agreements reached between the Borrower and any or all of the Lenders pursuant to Section 2.2.

                    "Bid Rate Absolute Rate" has the meaning set forth in Subsection 2.2c(iii)(B)(4).

                    "Bid Rate Interest Period" means any individual period of one (1) to two hundred seventy (270) days, all determined in accordance with Section 2.2, commencing on the date of the extension of the relevant Bid Rate Loan; provided, however, that no Bid Rate Interest Period shall extend beyond the Termination Date.

                    "Bid Rate Loan" means a Disbursement by any Lender pursuant to Section 2.2.

                    "Bid Rate Margin" has the meaning set forth in Subsection 2.2c(iii)(B)(3).

                    "Bid Rate Notes" means any one or all of the several promissory notes of the Borrower evidencing Indebtedness of the Borrower under the Bid Rate Option, which notes are substantially in the form of Exhibit "B" to this Agreement, together with all extensions, renewals, amendments, modifications, substitutions and replacements thereto and thereof.

                    "Bid Rate Option" means the interest rate option that may be agreed upon between the Borrower and one or more of the Lenders pursuant to Section 2.2 hereof.

                    "Bid Rate Quote" means each offer by a Lender to make a Bid Rate Loan which offer is substantially in the form of Exhibit "D".

                    "Bid Rate Quote Request" means the written request of the Borrower for a Bid Rate Loan delivered to the Agent in accordance with the provisions of Subsection 2.2c, which request shall be substantially in the form of Exhibit "C" hereto.

                    "Borrower" has the meaning given it in the preamble to this Agreement.

                    "Borrowing Date" means the date on which any Disbursements are to be made hereunder.

                    "Business Day" means, any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania or New York, New York and, if the applicable Business Day relates to any Disbursement to which the Euro-Rate Option or the Bid Rate Margin applies, such day must also be a day on which dealings are carried on in the London interbank market.

                    "Capital Adequacy Event" shall have the meaning given it in Subsection 2.5b.

                    "Capital Compensation Amount" shall have the meaning given it in Subsection 2.5b.

                    "Closing" means the execution and delivery of this Agreement which execution and delivery shall occur at the offices of Tucker Arensberg, P.C. in Pittsburgh, Pennsylvania, at 10:00 A.M. (eastern time) on August 30, 1996, or such other date and time as is mutually agreeable to the parties hereto.

                    "Closing Date" means the day on which the Closing occurs.

                    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto, together with all regulations promulgated and rulings issued thereunder.

                    "Combination" means the combination pursuant to the Agreement and Plan of Merger and Combination dated as of April 1, 1996, as amended and restated, pursuant to which (i) a wholly owned Subsidiary of the Borrower was merged with and into ALC with ALC being the surviving corporation, (ii) with certain limited exceptions, each share of common stock of ALC outstanding immediately prior to such merger was automatically converted, at the effective time of such merger, into the right to receive one share of the common stock of the Borrower, (iii) a wholly owned Subsidiary of the Borrower was merged with and into TI, with TI being the surviving corporation and (iv) with certain limited exceptions, each share of common stock of TI outstanding immediately prior to such merger was automatically converted, at the effective time of such merger, into the right to receive
          1.925 shares of the common stock of the Borrower.

                    "Commitment" means, as to each Lender, the obligation of such Lender to make Revolving Credit Loans available to the Borrower pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set opposite such Lender's name on the signature pages hereto (as the same may be reduced at any time or from time to time pursuant to Subsection 2.1f and Section 2.12) and, as to all Lenders, the obligation of the Lenders to make Revolving Credit Loans available to the Borrower in a maximum aggregate amount not to exceed $500,000,000 as set forth in
          Section 2.1.

                    "Commitment Percentage" means, as to each Lender, the percentage of the Commitment set forth opposite such Lender's name on the signature pages hereto.

                    "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit "H".

                    "Consolidated" means the consolidation of the accounts of any two or more Persons in accordance with GAAP.

                    "Consolidated EBIT" means for any period Consolidated Net Income for such period (x) excluding therefrom (A) any extraordinary items of gain or loss (including without limitation those items created by mandated changes in accounting treatment) and (B) any gain or loss of any other Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period (y) plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) Consolidated Interest Expense and (ii) income taxes.

                    "Consolidated Interest Expense" means, for the relevant period, on a Consolidated basis, the sum of all interest due and payable by the Borrower and its Consolidated Subsidiaries with regard to Indebtedness for such period.

                    "Consolidated Net Income" means the net income (or deficit) of the Borrower and its Consolidated Subsidiaries, for the period in question, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for all deferred income taxes) and all other proper deductions, all determined on a Consolidated basis in accordance with GAAP, consistently applied.

                    "Consolidated Shareholders' Equity" means the total of those items enumerated under the heading "Shareholders' Equity" in the Borrower's relevant balance sheets determined on a Consolidated basis in accordance with GAAP, consistently applied.

                    "Consolidated Subsidiary" means any Subsidiary (whether now existing or hereafter organized or acquired) which shall, during the applicable period, be Consolidated with the Borrower in any Consolidated financial statement furnished to the Lenders.

                    "Consolidated Tangible Net Worth" means the
          Consolidated Shareholders' Equity in the Borrower and its Consolidated Subsidiaries, except that there shall be deducted therefrom (if not otherwise deducted or eliminated) good will, corporate organization expenses (other than initial organization expenses and fees), unamortized debt discount and expense, patents, trademarks, licenses, copyrights, franchises, research and development expenses, any amounts for treasury stock and other intangibles not approved in writing by the Required Lenders, all determined on a Consolidated basis and in accordance with GAAP, consistently applied.

                    "Consolidated Total Assets" means as of any date of determination on a Consolidated basis, the value of all properties and all right, title and interest in such properties which would be classified as assets, determined in accordance with GAAP exclusive of all write-ups above depreciated costs (other than write-ups resulting from foreign currency translations, write-ups to market value of marketable securities and of swaps, hedges and futures and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Effective Time of Combination in the book value of any asset owned by the Borrower or a Consolidated Subsidiary.

                    "Consolidated Total Capitalization" means as of any date of determination the sum of (i) Consolidated Total
          Indebtedness plus (ii) Consolidated Shareholders' Equity (calculated before taking into effect adjustments required by FAS Statement No. 87 and before taking into account those items created by mandated changes in accounting treatment).

                    "Consolidated Total Indebtedness" means the
          Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a Consolidated basis in accordance with GAAP, consistently applied.

                    "Disbursement" means each advance of funds by a Lender hereunder whether as a Revolving Credit Loan, a Bid Rate Loan or a Swingline Loan.

                    "Dollars" or "$" means the legal tender of the United States of America.

                    "Effective Time of Combination" means August 15, 1996.

                    "Encumbrance" means any encumbrance, mortgage, lien, charge, pledge, security interest, priority payment, conditional sales agreement right, or other title retention agreement right (including any right under a lease which, in accordance with GAAP, would be treated as a capitalized item) in, upon or against any asset of any Person.

                    "Environmental Law(s)" means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions of any Federal, state or local governmental authority relating to the environment or the release of any materials into the environment, whether now in existence or hereafter enacted, agreed to, issued or otherwise becoming effective.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, together with the regulations thereunder, as now in effect and as hereafter from time to time amended or any successor statute.

                    "ERISA Affiliate" means, as of any date, any member of a controlled group of corporations of which the Borrower or any Subsidiary is a member, which, in any event together with the Borrower are treated as of such date as a single employer under
          Section 414 of the Code.

                    "Euro-Rate" means, with respect to the Loans comprising any Disbursement to which the Euro-Rate Option or the Bid Rate Margin applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive and binding upon the Borrower, absent manifest error on the part of the Agent) to be equal to the offered rates for deposits in Dollars for the applicable Euro-Rate Interest Period which appear on Page 3750 of the TELERATE rate reporting system or other similar system as of approximately 11:00 a.m., Greenwich Mean Time, two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by following formula:

                    Euro-Rate =    Offered rate on TELERATE page 3750
                                   -----------------------------------
                                   1.00 - Euro-Rate Reserve Percentage


          If more than one offered rate appears on 3750 of the TELERATE rate reporting system or similar system, the rate will be the arithmetic mean of such offered rates.

                    "Euro-Rate Auction" means a solicitation of Bid Rate Quotes setting forth Bid Rate Margins pursuant to Subsection 2.2c.

                    "Euro-Rate Interest Period" means, subject to the provisions of Subsection 2.4c, any individual period of one (1), two (2), three (3) or six (6) months selected by the Borrower commencing on the Borrowing Date, conversion date or renewal date of a Euro-Rate Portion or a Bid Rate Loan to which the Bid Rate Margin applies, in either case, to which such period shall apply.

                    "Euro-Rate Option" means the interest rate option described in item (ii) of Subsection 2.4b.

                    "Euro-Rate Portion" means a Revolving Credit Loan, or portion thereof, which bears, or is to bear, interest at the Adjusted Euro-Rate.

                    "Euro-Rate Reserve Percentage" means the maximum effective percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

                    "Event of Default" has the meaning given it in Article
          VII.

                    "Existing Bank Credit Agreements" means either or both of (i) the Credit Agreement dated as of June 30, 1995 by and among ALC, the financial institutions party thereto as lenders and PNC Bank, National Association as agent and (ii) the Credit Agreement dated as of July 12, 1994 by and among TI, the financial institutions party thereto as lenders and Bank of America Illinois as agent.

                    "Extension Agreement" has the meaning given it in
          Section 2.8.

                    "Extension Date" has the meaning given it in Section
          2.8.

                    "Facility Fee" means the fee described in Subsection
          2.6.

                    "Federal Funds Effective Rate" means, for any day, the rate per annum (based on a year of 360 days and the actual days elapsed and rounded upward to the nearest 1/100th of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by Federal Reserve Bank New York (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds

          Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day for which such rate was announced.

                    "Fiscal Quarter" means the three month fiscal period of the Borrower beginning on each January 1, April 1, July 1 and October 1 and ending on the succeeding March 31, June 30, September 30 and December 31.

                    "Fiscal Year" means each fiscal period of the Borrower beginning January 1 and ending on the succeeding December 31.

                    "GAAP" means generally accepted accounting principles which shall include, but not be limited to, the official interpretations thereof as defined by the Financial Accounting Standards Board, its predecessors and its successors.

                    "Governmental Authority" means the government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System, and any central bank of any other country or any comparable authority.

                    "Governmental Rule" means any law, statute, rule, regulation, ordinance, order, judgment, guideline or decision of any Governmental Authority.

                    "Guaranty" or "Guarantee" means any obligation, direct or indirect, by which a Person undertakes to guaranty, assume or remain liable for the payment or performance of another Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) remaining liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital solvency or general financial condition of a second Person and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the non-delivery of such products, materials or supplies or the non-furnishing of such services; provided however, such term shall not include the

          Borrower's or any Subsidiary's Performance Guarantees.

                    "Hazardous Substances" means any (i) hazardous, toxic or polluting substances or wastes as defined by any Environmental Law or (ii) petroleum products.

                    "Indebtedness" as applied to any Person means, without duplication, all liabilities of such Person for borrowed money (other than trade accounts payable arising in the ordinary course of business), direct or contingent, whether evidenced by a bond, note, debenture, capitalized lease obligation, deferred purchase price arrangement, title retention device, letter of credit obligation, reimbursement agreement, Guaranty, book entry or otherwise.

                    "Interest Period" means any or all of a Euro-Rate Interest Period or a Bid Rate Interest Period.

                    "Invitation for Bid Rate Quotes" means the written solicitation by the Agent for Bid Rate Quotes delivered to the Lenders in accordance with the provisions of Subsection 2.2c.

                    "Lender" has the meaning given in the preamble to this Agreement.

                    "Loan" means with respect to any Lender as of any date, the aggregate amount of all Disbursements then outstanding from such Lender to the Borrower hereunder as of such date.

                    "Loan Account" means the individual loan account maintained by each Lender as more fully described in Section 2.13.

                    "Loan Documents" means collectively this Agreement, the Notes and any other documents furnished in connection herewith.

                    "Managing Agent" has the meaning set forth in the preamble of the Agreement.

                    "Margin Stock" is defined herein as defined in Regulation U.

                    "Material Adverse Effect" means, with respect to any Person relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect on (i) the business, revenues, financial condition or operations of the affected Person, or (ii) the ability of the affected Person to perform any of its obligations under or with respect to any Loan Document to which it is a party.

                    "Moody's" means Moody's Investors Service, Inc.

                    "Note" means any one or all of the several Revolving Credit Notes, Bid Rate Notes or Swingline Notes.

                    "Notice of Bid Rate Borrowing" has the meaning set forth in Subsection 2.2c(v).

                    "Option" means any one or more of the Base Rate Option, the Euro-Rate Option or the Bid Rate Option.

                    "Participant" means any financial institution or other Person to which a Lender sells a Participation in its Loan.

                    "Participation" means the sale by a Lender to any Participant of an undivided interest in all or any part of such Lender's Loan.

                    "PBGC" means the Pension Benefit Guaranty Corporation or any successor Person.

                    "Performance Guarantee" means any undertaking by the Borrower or any Subsidiary of the Borrower pursuant to which, in the ordinary course of such Person's business, such Person guarantees the performance by a Subsidiary of such Subsidiary's performance under a contract for the production or delivery of goods or services.

                    "Permitted Encumbrance" shall mean, as to any Person, any of the following:

                         (i)  Encumbrances for taxes, assessments,
               governmental charges or levies on any of such Person's properties, which taxes, assessments, governmental charges or levies are at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which the affected Person has created adequate reserves;

                         (ii) Pledges or deposits to secure payment of
               workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

                         (iii) Encumbrances arising out of judgments or awards against such Person but only to the extent that the creation of any such encumbrance shall not be an event or condition which, with or without notice or lapse of time or both, would cause the Borrower to be in violation of Section 7.7;

                         (iv) Mechanics', carriers', workmen's, repairmen's
               and other similar statutory Encumbrances incurred in the ordinary course of such Person's business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings diligently conducted;

                         (v) Security interests in favor of lessors of personal property, which property is the subject of a true lease between such lessor and such Person;

                         (vi) Encumbrances securing Indebtedness existing
               on the Closing Date without enlargement or extension of the Indebtedness secured thereby or the assets encumbered thereby (any such Encumbrance securing Indebtedness in excess of $1,000,000 on the Closing Date is listed on
               Schedule 5.2);

                         (vii) Encumbrances created against production contracts to secure Indebtedness incurred to acquire equipment and facilities required to produce the items being sold pursuant to such production contracts, provided that the Indebtedness secured thereby together with all other outstanding Indebtedness permitted by such item does not exceed the limitation set forth in item (iii) of Section 5.1;

                         (viii) Encumbrances created in the ordinary course of business in favor of lenders granting an extension of credit to the Borrower in the form of bankers acceptances, provided that the Indebtedness secured thereby, together with the principal amount of all Loans then outstanding does not exceed the aggregate Commitment of the Lenders, and provided further, that such Encumbrances shall be limited to the goods (or documents evidencing the goods) the purchase or shipment of which shall have been financed by such bankers' acceptances;

                         (ix) Easements, rights-of-way, restrictions,
               leases or subleases to others or other similar Encumbrances created in the ordinary course of business which

               Encumbrances do not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries;

                         (x) Encumbrances in favor of any Governmental Authority created pursuant to production contracts with such Governmental Authority;

                         (xi) Encumbrances securing (i) the non-delinquent
               performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Encumbrances in the aggregate would not (even if enforced) cause a Material Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole;

                         (xii) Encumbrances arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or its Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board, and
               (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution; and

                         (xiii) Encumbrances consisting of pledges of cash
               collateral or government securities to secure obligations under Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions, provided that the counterparty to such Swap Contract is under a similar requirement to deliver similar collateral from time to time to the Borrower or the Subsidiary party thereto.

                    "Person" means any individual, partnership, corporation, trust, joint venture, banking association, unincorporated organization or any other entity or enterprise or government or department or agency thereof.

                    "Plan" means an employee pension benefit plan (other than a multiemployer plan) which is maintained by the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 302 of ERISA and
          Section 412 of the Code.

                    "Portion" means either the Base Rate Portion, the Euro-Rate Portion, or all of the foregoing, as the case may be.

                    "Potential Default" means an event which, with the passage of time or the giving of notice or both, shall be an Event of Default.

                    "Prime Rate" means the interest rate per annum announced from time to time by the PNC Bank, National Association as its prime rate, which rate may not be the lowest rate of interest then being charged by the PNC Bank, National Association to its commercial borrowers.

                    "Purchase Money Indebtedness" means Indebtedness incurred by a Person solely for the acquisition of an asset, which Indebtedness is secured by an Encumbrance only on the asset so acquired, additions and accessions thereto and any proceeds thereof and which Indebtedness does not exceed ninety percent (90%) of the purchase price of such asset.

                    "Purchasing Lender" has the meaning given it in Subsection 9.6a.

                    "Register" has the meaning given it in Subsection 9.6b.

                    "Regulation D" means Regulation D promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 204 et seq.) as such regulation is now in effect and as may hereafter be amended.

                    "Regulation G" means Regulation G promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 207 et seq.) as such regulation is now in effect and as may hereafter be amended.

                    "Regulation T" means Regulation T promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 220 et seq.) as such regulation is now in effect and as may hereafter be amended.

                    "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 et seq.) as such regulation is now in effect and as may hereafter be amended.

                    "Regulation X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 224 et seq.) as such regulation is now in effect and as may hereafter be amended.

                    "Reportable Event" means any one or more event, defined in Section 4043(b) of ERISA and in 29 C.F.R. Part 2615, other than an event for which the requirement for the thirty (30) day notice to the PBGC is waived.

                    "Required Lenders" means as of a particular date (i) prior to the termination of the Commitments, the Lenders whose Commitment Percentages aggregate at least fifty-one percent (51%) of the aggregate Commitment Percentages of all the Lenders and
          (ii) after the termination of the Commitments, fifty-one (51%) of the aggregate principal amount of the Loans at the particular time outstanding.

                    "Revolving Credit" has the meaning assigned to it in
          Section 2.1, as the same may be reduced pursuant to Section 2.12.

                    "Revolving Credit Loans" means Disbursements by a Lender pursuant to Section 2.1.

                    "Revolving Credit Notes" means any one or all of the several promissory notes of the Borrower evidencing Indebtedness of the Borrower under the Revolving Credit which notes are substantially in the form of Exhibit "A" to the Agreement, together with all extensions, renewals, amendments, modifications, substitutions and replacements thereto and thereof.

                    "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc.

                    "Senior Ratings" means (i) if the Borrower has a long term senior unsecured public debt rating, such long term senior unsecured public debt rating in effect from time to time as assigned by Moody's and S&P; provided that if the ratings issued by Moody's and S&P are not at the same level the rating at the higher level shall be selected; and (ii) if the Borrower has no long term senior unsecured public debt rating in effect but either of its two principal operating Subsidiaries, ALC or TI does have a long term senior unsecured public debt rating in effect such long term unsecured public debt rating; provided further that if both such Subsidiaries have long term senior unsecured public debt ratings the rating selected shall be the highest of such ratings. For the purposes of this definition a level of rating is the smallest increment of adjustment used by Moody's or S&P. By way of example, the difference between a Baa1 and Baa2 rating by Moody's or a BBB+ and a BBB rating by S&P represents one level of rating.

                    "Significant Subsidiary" means, as of any date of determination, any Subsidiary of the Borrower that has on that date total assets constituting five percent (5%) or more of the Borrower's Consolidated Total Assets.

                    "Subordinated Debentures" means the Series A and Series C 10% Subordinated Debentures, each Series due 2004 and each Series issued by TI.

                    "Subsidiary" means, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by such Person and/or by one or more Subsidiaries of such Person.

                    "Swap Contract" means swap agreements (as such term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended), and any other agreements or arrangements designed to provide protection against fluctuations of interest or currency exchange rates or commodity prices.

                    "Swingline Interest Rate" means, as to the relevant Swingline Loan, the interest rate therefor mutually agreed upon by the Borrower and the relevant Swingline Lender, all pursuant to Section 2.3

                    "Swingline Lender" means each of PNC Bank, National Association, Bank of America Illinois, The Chase Manhattan Bank and Mellon Bank, N.A.

                    "Swingline Loan" means a Disbursement made by one or more Swingline Lenders to Borrower pursuant to Section 2.3.

                    "Swingline Loan Period" means as to each respective Swingline Loan a period of one (1) Business Day; provided, however, that no Swingline Loan Period shall extend beyond the Termination Date.

                    "Swingline Notes" means any one or all of the promissory notes of the Borrower evidencing Indebtedness of the Borrower under the Swingline Option which notes are substantially in the form of Exhibit "E" to the Agreement, together with all extensions, renewals, amendments, modifications, substitutions and replacements thereto and thereof.

                    "Swingline Option" means the loan and interest rate option that may be agreed upon between the Borrower and one or more of the Swingline Lenders pursuant to Section 2.3 hereof.

                    "Swingline Quote" means each offer by a Swingline Lender to make a Swingline Loan which offer is substantially in the form of Exhibit "G".

                    "Swingline Quote Request" means the written request of the Borrower for a Swingline Loan delivered to the Agent in accordance with the provision of Subsection 2.3c.

                    "Termination Date" means August 31, 2001, or such later date as is determined pursuant to Section 2.8.

                    "Termination Proceedings" means any action taken by the PBGC under ERISA to terminate any plan.

                    "TI" means Teledyne, Inc., a Delaware corporation, which, prior to the Effective Time of the Combination, was a publicly held corporation and at the Effective Time of the Combination, as the surviving corporation of a merger of a wholly owned Subsidiary of the Borrower with and into it, became a wholly owned Subsidiary of the Borrower. Any reference to TI herein, in respect of an event or occurrence prior to the Effective Time of the Combination, shall be a reference to TI as a publicly held corporation, and any reference to TI herein, in respect of an event or occurrence after the Effective Time of the Combination, shall be a reference to TI as a wholly owned Subsidiary of the Borrower.

                    "Transfer Effective Date" has the meaning given it in each respective Assignment and Assumption Agreement.

                    "Transferor Lender" has the meaning given it in Subsection 9.6a.

          1.2 GAAP Definitions. Accounting terms used herein but not defined herein shall have the meanings ascribed to them under GAAP in effect at the time of the execution of this Agreement.

          1.3 Other Definitional Conventions and Rules of Construction. (i) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and Subsection references are to this Agreement unless otherwise expressly specified.

                    (ii) All terms defined in this Agreement in the
               singular shall have comparable meanings when used in plural, and vice versa, unless otherwise specified.

                    (iii) The word "or" as used herein shall mean and connote nonexclusive alternatives, unless expressly stated or the context clearly requires otherwise.

                    (iv) Captions, headings and Articles, Section and
               Subsection references used in this Agreement are for convenience only and shall not, and are not intended to, in any way or manner affect the scope or intent of this Agreement or of any provisions or subdivisions hereof.


          ARTICLE II.  THE LOANS.

          2.1       The Revolving Credit.

          2.1a      Revolving Credit Loans.  The Lenders hereby severally
          establish, upon the terms and conditions hereinafter set forth and relying upon the representations and warranties herein set forth, a revolving credit in favor of the Borrower in the maximum aggregate amount of FIVE HUNDRED MILLION AND NO/100 DOLLARS ($500,000,000.00) (the "Revolving Credit"). The Borrower shall have the right to borrow, repay and reborrow from the Lenders from the date hereof until the Termination Date pursuant to draws upon the Revolving Credit the principal amount of which, together with the principal amount of Bid Rate Loans and Swingline Loans then outstanding, shall not exceed $500,000,000 in the aggregate at any one time outstanding.

          2.1b      Commitment of Each Lender.  Each Lender agrees, for
          itself only, and subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrower from time to time not to exceed an aggregate principal amount at any one time outstanding equal to the amount of its respective Commitment Percentage of the Revolving Credit.

          2.1c      Notes.  The obligation of the Borrower to repay, on or
          before the Termination Date, the aggregate unpaid principal amount of all Revolving Credit Loans shall be evidenced by the several Revolving Credit Notes, each substantially in the form of Exhibit "A" hereto, drawn by the Borrower to the order of a

          Lender in the maximum amount of such Lender's Commitment. The principal amount actually due and owing to a Lender at any time shall be the then aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender as shown on the Loan Account established and maintained by such Lender in accordance with Section 2.13. Each Revolving Credit Note shall be dated the date hereof and shall be delivered to the Lenders on such date.

          2.1d      Disbursements.  The amount (i) of any Disbursement
          consisting of a Base Rate Portion shall be in the minimum aggregate principal amount of $1,000,000 or an integral multiple thereof and (ii) of any disbursement consisting of a Euro-Rate Portion shall be in the minimum aggregate principal amount of $5,000,000; provided, however that each incremental unit in excess of $5,000,000 shall be $1,000,000 or an integral multiple thereof.

          2.1e      Method of Making Disbursements.  (i) Each request for
          Disbursements under the Commitment shall be made by an Authorized Officer to the Agent orally or in writing (A) in the case of Disbursements to bear interest at the Base Rate, by 11:00 A.M. (eastern time) on the Borrowing Date, and (B) in the case of Disbursements to bear interest at the Adjusted Euro-Rate, by 11:00 A.M. (eastern time) at least three (3) Business Days prior to the Borrowing Date. Each such request shall (i) specify the Borrowing Date, (ii) specify the amount of the Disbursements and each Lender's ratable share thereof, (iii) select the Option or Options therefor and (iv) in the case of Disbursements which will bear interest at the Adjusted Euro-Rate, the Interest Period therefor. Any oral request for Disbursements hereunder shall be followed by the Borrower's written confirmation of such request immediately thereafter. A request from the Borrower with respect to any Disbursements bearing interest at an Adjusted Euro-Rate shall irrevocably commit the Borrower to take such Disbursements on the Borrowing Date specified in the request. The Borrower may, without liability or cost hereunder, cancel any request for Disbursements bearing interest at the Base Rate at any time prior to the funding thereof by each of the Lenders by delivering notice of such cancellation to the Agent.

                    (ii) Notification of Proposed Disbursement.  The Agent
               shall promptly notify the Lenders of each request for a Disbursement.

                    (iii) Not later than 2:00 P.M. (eastern time) on the Borrowing Date, each Lender shall make available to the Agent in immediately available funds at the principal office of the Agent such Lender's pro-rata share of the

               Disbursements, for the account of the Borrower. No Lender's obligation to make a Disbursement shall be affected by any other Lender's failure to make funds available for the same or any other Disbursement. Nothing in this Subsection 2.1e shall be deemed to relieve any Lender from its obligation to fulfill its obligations to the Borrower under this Agreement or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

          2.1f      Temporary Reduction of Available Commitment.  While
          each Bid Rate Loan advanced pursuant to Section 2.2 and each Swingline Loan advanced pursuant to Section 2.3 is outstanding, the principal amount available to be borrowed under the aggregate Commitment shall be reduced by an amount equal to the principal amount of each such Bid Rate Loan or Swingline Loan then outstanding. The foregoing notwithstanding, each Lender shall remain responsible for funding its Commitment Percentage of the Revolving Credit Loans. Such reduction shall not affect the calculation of the Facility Fee.

          2.2       Bid Rate Loans.

          2.2a      Bid Rate.  Subject to the provisions of this Section
          2.2, each Lender severally agrees that the Borrower may request Bid Rate Loans, in an aggregate amount at any one time outstanding not to exceed $500,000,000 less the aggregate principal amount of all Revolving Credit Loans and Swingline Loans then outstanding, which shall bear interest at the Bid Rate Option. In selecting a Bid Rate Option from any Lender, such Lender may make an advance in excess of such Lender's Commitment.

          2.2b      Limitations on and Evidence of Bid Rate Loans.  Except
          as provided under Subsection 2.2c(vi), each Bid Rate Loan or repayment of a Bid Rate Loan must be in the minimum principal amount of $5,000,000 or, if in excess of $5,000,000 in integral multiples of $1,000,000. The obligation of the Borrower to repay, prior to the Termination Date, the aggregate unpaid principal amount of such Bid Rate Loans advanced by each Lender shall be evidenced by the Bid Rate Notes substantially in the form of Exhibit "B" hereto, one made payable to each Lender in the amount of $500,000,000. The principal amount actually due and owing each Lender shall be the aggregate unpaid principal amount of all Disbursements of Bid Rate Loans made by such Lender, all as shown on such Lender's Loan Account established pursuant to Section 2.13.

          2.2c      Bid Rate Loan Procedure.

                    (i) Bid Rate Loan Request. When the Borrower wishes to request offers to make Bid Rate Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Bid Rate Quote Request substantially in the form of Exhibit "C" hereto so as to be received no later than 11:00 A.M. (eastern time) on (x) the fifth Business Day prior to the date of Disbursement proposed therein, in the case of a Euro-Rate Auction or (y) the Business Day next preceding the date of Disbursement proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have informed the Lenders of not later than the date of the Bid Rate Quote Request for the first Euro-Rate Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                         (A) the proposed date of Disbursement, which shall be a Business Day,

                         (B) the aggregate amount of such Disbursement, which shall be $5,000,000 or a larger multiple of $1,000,000,

                         (C)  the duration of the Interest Period
               applicable thereto, subject to the provisions of the definition of Interest Period, and

                         (D) whether the Bid Rate Quotes requested are to set forth a Bid Rate Margin or a Bid Rate Absolute Rate.

          The Borrower may request offers to make Bid Rate Loans for more than one Interest Period in a single Bid Rate Quote Request.

                    (ii) Invitation for Bid Rate Quotes. Promptly upon receipt of a Bid Rate Quote Request, the Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Bid Rate Quotes, which shall constitute an invitation by the Borrower to each Lender to submit Bid Rate Quotes offering to make the Bid Rate Loans to which such Bid Rate Quote Request relates in accordance with this Subsection.

                    (iii) Submission and Contents of Bid Rate Quotes. (A) Each Lender may submit a Bid Rate Quote containing an offer or offers to make Bid Rate Loans in response to any Bid Rate Quote Request. Each Bid Rate Quote must comply with the requirements of this paragraph (iii) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.3 not later than (x) 2:00 P.M. (eastern time) on the fourth Business Day prior to the proposed date of Disbursement, in the case of a Euro-Rate Auction or (y) 9:45 A.M. (eastern time) on the proposed date of Disbursement, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have informed the Lenders of not later than the date of the Bid Rate Quote Request for the first Euro-Rate Auction or Absolute Rate Auction for which such change is to be effective); provided that Bid Rate Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Lenders, in the case of a Euro-Rate Auction or (y) 15 minutes prior to the deadline for the other Lenders, in the case of an Absolute Rate Auction.

                         (B) Each Bid Rate Quote shall be in substantially the form of Exhibit "D" hereto and shall in any case specify:

                              (1)  the proposed date of Disbursement and
                         the Interest Period therefor,

                              (2)  the principal amount of the Bid Rate
                         Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender,
                         (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Bid Rate Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Bid Rate Loans for which offers being made by such quoting Lender may be accepted,

                              (3)  in the case of a Euro-Rate Auction, the
                         margin above or below the applicable Euro-Rate (the "Bid Rate Margin") offered for each such Bid Rate Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                              (4) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Bid Rate Absolute

                         Rate") offered for each such Bid Rate Loan, and

                              (5)  the identity of the quoting Lender.

          A Bid Rate Quote may set forth up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Bid Rate Quote Request.

                         (C) Any Bid Rate Quote shall be disregarded if it:

                              (1)  is not substantially in conformity with
                         Exhibit "D" hereto or does not specify all of the information required by paragraph (iii)(B) immediately above;

                              (2)  contains qualifying, conditional or
                         similar language or, in particular, is conditioned on acceptance by the Borrower of all or some specified minimum principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made;

                              (3) proposes terms other than or in addition to those set forth in the applicable Bid Rate Quote Request; or

                              (4)  arrives after the time set forth in
                         paragraph (iii)(A) above.

                    (iv) Notice to Borrower. The Agent shall notify the Borrower promptly, and in the case of an Absolute Rate Auction no later than 45 minutes after receipt by the Agent, of the terms (x) of any Bid Rate Quote submitted by a Lender that is in accordance with paragraph (iii) above and (y) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Bid Rate Loans for which offers have been received for each Interest Period specified in the related Bid Rate Quote Request, (B) the respective principal amounts and Bid Rate Margins or Bid Rate Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Bid Rate Loans for which offers in any single Bid Rate Quote may be accepted.

                    (v) Acceptance and Notice by Borrower. Not later than 11:00 A.M. (eastern time) on (x) the third Business Day prior to the proposed date of Disbursement, in the case of a Euro-Rate Auction or (y) the proposed date of Disbursement, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have informed the Lenders of not later than the date of the Bid Rate Quote Request for the first Euro-Rate Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so presented to it pursuant to Subsection (iv). In the case of acceptance, such notice (a "Notice of Bid Rate Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Bid Rate Quote in whole or in part; provided that:

                         (A) the aggregate principal amount of each Bid Rate Disbursement may not exceed the applicable amount set forth in the related Bid Rate Quote Request,

                         (B)  the principal amount of each Bid Rate
               borrowing must be $5,000,000 or a larger multiple of $1,000,000,

                         (C) acceptance of offers may only be made on the basis of ascending Bid Rate Margins or Bid Rate Absolute Rates, as the case may be, and

                         (D) the Borrower may not accept any offer that is described in subsection (iii)(C) or that otherwise fails to comply with the requirements of this Agreement.

                    (vi) Allocation by Agent. If offers are made by two or more Lenders with the same Bid Rate Margins or Bid Rate Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

                    (vii) Bid Rate Loan Prepayment. No Bid Rate Loan shall be prepaid prior to the end of the relevant Bid Rate Interest Period without the prior consent of the Lender extending such Bid Rate Loan.

          2.2d Bid Rate Loan Interest. Interest on the Bid Rate Loans shall accrue at the rate per annum agreed upon between the Lender or Lenders making such Bid Rate Loans and the Borrower pursuant to the Bid Rate selection procedures set forth in Subsection 2.2c above.

          2.2e      Base Rate Option Borrowing in Event of Cancelled Bid
          Rate Loan Request. In the event of cancellation by the Borrower of a Bid Rate Loan Request pursuant to paragraph (v) of Subsection 2.2c, the Borrower may, before 1:00 P.M. (eastern time) on the day of such cancellation, submit to the Agent a request for a Disbursement under the Commitment to be made on the day of such cancellation and to bear interest at the Base Rate Option. The Lenders shall use their best efforts to make their respective pro rata shares of such Disbursement available at the office of the Borrower prior to 2:00 P.M. (eastern time) on the date of such Disbursement in accordance with the procedures set forth in Subsection 2.1e(iii).

          2.3       Swingline Loans.

          2.3a      Swingline Rate.  Subject to the provisions of this
          Section 2.3, each Swingline Lender severally agrees that the Borrower may request that Swingline Loans, in an aggregate amount at any one time outstanding not to exceed the lesser of (i) $25,000,000 or (ii) an amount which, when added to the aggregate principal amount of all other Loans then outstanding, does not exceed $500,000,000, which shall bear interest at the Swingline Option.

          2.3b      Limitations on and Evidence of Swingline Loans.  Except
          as provided under Subsection 2.3c(iv), each Swingline Loan or repayment of a Swingline Loan must be in the minimum principal amount of $10,000 or, if in excess of $10,000 in integral multiples of $10,000. Each Swingline Loan shall be for a Swingline Loan Period. The obligation of the Borrower to repay, prior to the Termination Date, the aggregate unpaid principal amount of such Swingline Loans advanced by each Swingline Lender shall be evidenced by the Swingline Notes substantially in the form of Exhibit "E" hereto, one made payable to each Swingline Lender in the amount of $25,000,000. The principal amount actually due and owing each Swingline Lender shall be the aggregate unpaid principal amount of all Disbursements of

          Swingline Loans made by such Swingline Lender, all as shown on such Lender's Loan Account established pursuant to Section 2.13.

          2.3c      Swingline Loan Procedure.

                    (i) Swingline Loan Request. When the Borrower wishes to request offers to make Swingline Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission for each Swingline Loan Period a Swingline Quote Request, substantially in the form of Exhibit "F" hereto, so as to be received no later than 11:00 A.M. (eastern time) on the Business Day of Disbursement proposed therein specifying:

                         (A) the proposed date of Disbursement, which shall be a Business Day, and

                         (B) the aggregate amount of such Disbursement, which shall be $10,000 or a larger multiple of $10,000.

                    (ii) Invitation for Swingline Quotes. Promptly upon receipt of a Swingline Quote Request, the Agent shall send to the Swingline Lenders by telex or facsimile transmissions an Invitation for Swingline Quote, which shall constitute an invitation by the Borrower to each Swingline Lender to submit Swingline Quotes offering to make the Swingline Loan for such Swingline Loan Period to which such Swingline Quote Request relates in accordance with this Subsection.

                    (iii)  Submission and Contents of Swingline Quotes.
               (A) Each Swingline Lender may submit a Swingline Quote containing an offer to make a Swingline Loan for such Swingline Loan Period in response to any Swingline Quote Request. Each Swingline Quote must comply with the requirements of this paragraph (iii) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.3 not later than (x) 1:00 P.M. (eastern time) on the Business Day on the proposed date of Disbursement (or such other time or date as the Borrower and the Swingline Lenders shall have mutually agreed); provided that Swingline Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Swingline Lender may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the deadline for the other Swingline Lenders.

                         (B)  Each Swingline Quote shall be in
               substantially the form of Exhibit "G" hereto and shall in any case specify:

                              (1)  the proposed date of Disbursement,

                              (2)  the principal amount of the Swingline
                         Loan for which each such offer is being made, which principal amount, (x) must be $10,000 or a larger multiple of $10,000, (y) may not exceed the principal amount of Swingline Loan for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Swingline Loans for which offers being made by such quoting Swingline Lender may be accepted,

                              (3)  the rate of interest per annum
                         (specified to the nearest 1/10,000th of 1%) offered for each such Swingline Loan; and

                              (4)  the identity of the quoting Swingline
                         Lender.

                         (C) Any Swingline Quote shall be disregarded if it:

                              (1)  is not substantially in conformity to
                         Exhibit "G" hereto or does not supply all of the information required by paragraph (iii)(B) immediately above;

                              (2)  contains qualifying, conditional or
                         similar language or, in particular, is conditioned on acceptance by the Borrower of all or some specified minimum principal amount of the Swingline Loan for which such Swingline Quote is being made;

                              (3) proposes terms other than or in addition to those set forth in the applicable Swingline Loan Request; or

                              (4)  arrives after the time set forth in
                         paragraph (iii)(A) above.

                    (iv) Notice to Borrower.  The Agent shall notify the
               Borrower, no later than 45 minutes after receipt by the Agent, of the terms (x) of any Swingline Quote submitted by a Swingline Lender that is in accordance with paragraph
               (iii) above (y) of any Swingline Quote that amends, modifies or is otherwise inconsistent with a previous Swingline Quote submitted by such Swingline Lender with respect to the same Swingline Quote Request. Any such subsequent Swingline Quote shall be disregarded by the Agent unless such subsequent Swingline Quote is submitted solely to correct a manifest error. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Swingline Loans for which offers have been received, (B) the respective principal amounts so offered and (C), if applicable, limitations on the aggregate principal amount of the Swingline Loans for which offers in any single Swingline Quote may be accepted.

                    (v) Acceptance and Notice by Borrower. Not later than 1:30 P.M. (eastern time) on the proposed date of Disbursement (or such other time or date as the Borrower and the Swingline Lenders shall have mutually agreed), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so presented to it pursuant to Subsection (iii). In the case of acceptance, such notice (a "Notice of Swingline Borrowing") shall specify the aggregate principal amount of offers that are accepted. The Borrower may accept any Swingline Quote in whole or in part; provided that:

                         (A)  the aggregate principal amount of each
               Swingline Disbursement may not exceed the applicable amount set forth in the related Swingline Quote Request,

                         (B)  the principal amount of each Swingline
               borrowing must be $10,000 or a larger multiple of $10,000,

                         (C) acceptance of offers may only be made on the basis of ascending Swingline Interest Rate, and

                         (D) the Borrower may not accept any offer that fails to comply with the requirements of this Agreement.

                    (vi) Allocation by Borrower. If offers are made by two or more Swingline Lenders with the same Swingline Interest Rate for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Swingline Loan, the principal amount of Swingline Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Swingline Lenders as nearly as possible (in multiples of $10,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Borrower of the amounts of Swingline Loans shall be conclusive.

                    (vii) Swingline Loan Prepayment. A Swingline Loan shall be prepaid at any time without the prior consent of the Swingline Lender extending such Swingline Loan.

          2.3d      Swingline Loan Interest.  Interest on the Swingline
          Loans shall accrue at the rate per annum agreed upon between the Swingline Lender or Swingline Lenders making such Swingline Loans and the Borrower, pursuant to the Swingline selection procedures set forth in Subsection 2.3c above.

          2.3e      Risk Participation.  Upon the Disbursement of each
          Swingline Loan and without any further action by or on behalf of such Lender, each Lender hereby agrees to purchase, upon the occurrence of an Event of Default, an undivided full risk non-recourse participation in such Swingline Loan, in an amount equal to (i) such Lender's Commitment Percentage (ii) multiplied by the outstanding principal amount of such Swingline Loan on the date of the Event of Default; provided however, no Lender shall participate in any Swingline Loan which Swingline Loan is made after a notice of an Event of Default has been given. If and to the extent any Swingline Lender receives payment of principal or interest on a participated Swingline Loan, such Swingline Lender shall deliver to each Lender such Lender's pro rata share of such payment.

          2.4 Interest Rates, Interest Payment and Certain Provisions Relating to Interest and Fees.

          2.4a      Payments of Interest.  The Borrower shall pay interest
          on the principal amount of the Loans from time to time outstanding hereunder, from the date thereof until payment in full, at the rates of interest determined pursuant to this
          Section 2.4. The Borrower shall pay accrued interest on the unpaid principal balance of the Loans in arrears: (i) with respect to each Base Rate Portion, at the Base Rate on the last Business Day of each month during the term thereof; (ii) with respect to each Euro-Rate Portion, at the Adjusted Euro-Rate on the last day of each Euro-Rate Interest Period as provided for in Subsection 2.4c (provided, however, if the Euro-Rate Interest Period chosen for a Euro-Rate Portion exceeds three (3) months, interest on that Euro-Rate Portion shall be due and payable on the day which is (A) three months after the first day of Euro-Rate Interest Period and (B) the last day of such Euro-Rate

          Interest Period); (iii) with respect to each Bid Rate Loan, at the Bid Rate on the last day of each Bid Rate Interest Period as provided for in Subsection 2.4c (provided, however, if the Bid Rate Interest Period chosen for a Bid Rate Loan exceeds ninety
          (90) days, interest on that Bid Rate Loan shall be due and payable every ninety (90) days during such Bid Rate Interest Period and on the last day of such Bid Rate Interest Period);
          (iv) with respect to each Swingline Loan at the Swingline Rate on the last day of the Swingline Loan Period; and (v) with respect to all such Portions, at the applicable interest rate (A) when due, whether at maturity of such Note, by acceleration or otherwise, and (B) after maturity, on demand until paid in full.

          2.4b      Interest Rate Options.  The unpaid principal amount of
          the Revolving Credit Loans shall bear interest, for each day until due, at one or more rates of interest selected by the Borrower from among the Options set forth below; it being understood that, subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Revolving Credit Loans and may select different Interest Periods to apply simultaneously to different Portions of the Euro-Rate Portions of the Revolving Credit Loans.

                    (i) Base Rate Option: A rate of interest per annum (computed upon the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) equal to the Base Rate. The rate of interest per annum under the Base Rate Option shall be adjusted automatically, from time to time, upon each change in the Base Rate.

                    (ii) Euro-Rate Option:  A rate of interest per annum
               (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (A) the Euro-Rate plus (B) the Applicable Euro-Rate Margin (the "Adjusted Euro-Rate"). The Applicable Euro-Rate Margin for each Euro-Rate Portion then outstanding shall be adjusted automatically, from time to time, effective upon each change in the Senior Ratings.

          2.4c      Interest Periods; Limitations on Elections.  At any
          time when the Borrower shall select, convert to or renew at the Euro-Rate Option with respect to all or any Portion of the outstanding Revolving Credit Loans or select, convert or renew a Bid Rate Loan to which the Bid Rate Margin applies, it shall fix one or more Interest Periods during which such Option(s) shall apply. All of the foregoing, however, is subject to the following:

                    (i) any Euro-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such Euro-Rate Interest Period shall end on the next preceding Business Day; and

                    (ii) any Euro-Rate Interest Period which begins on the
               last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month.

                    In addition, elections by the Borrower of the Euro-Rate Option shall be subject to the following further limitations:

                    (i) If a Euro-Rate Interest Period is elected with regard to amounts outstanding under the Revolving Credit and such Interest Period would end after the Termination Date, such Interest Period shall end on the Termination Date; and

                    (ii) At no time may there be more than six (6) Euro-
               Rate Interest Periods in effect relating to Revolving Credit Loans; provided, however if a Base Rate Portion is outstanding there shall be not more than five (5) Euro-Rate Interest Periods in effect relating to Revolving Credit Loans.

          2.4d      Election, Conversion or Renewal of Interest Rate
          Options. Elections of or conversions to the Base Rate Option shall continue in effect until converted to the Euro-Rate Option as hereinafter provided. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each Euro-Rate Portion at the expiration of the applicable Interest Period. Elections of Bid Rate Loans shall expire as to each such Bid Rate Loan at the end of the applicable Bid Rate Interest Period.

                    At any time, with respect to any Base Rate Portion, or at the expiration of the applicable Interest Period, with respect to any Euro-Rate Portion, the Borrower (subject to Subsection 2.4c) may cause all or any part of the principal amount of such Portion to be converted to and/or (in the case of a Euro-Rate Portion) to be renewed under the Euro-Rate Option by notice to each of the Lenders as hereinafter provided. Such notice (i) shall be irrevocable; (ii) shall be given not later than 11:00 A.M. (eastern time) in the case of a conversion to or renewal of, either in whole or in part, the Euro-Rate Option on the third Business Day prior to the proposed effective date for the conversion or renewal; and (iii) shall set forth:

                    (A) the effective date of such conversion or renewal, which shall be a Business Day;

                    (B)  the new Euro-Rate Interest Period(s) selected; and

                    (C) with respect to each such Interest Period, the aggregate principal amount of the corresponding Euro-Rate Portion.

                    At the expiration of each Euro-Rate Interest Period, any part (including the whole) of the principal amount of the corresponding Euro-Rate Portion as to which no notice of conversion or renewal has been received as provided above, shall automatically be converted to the Base Rate Option.

          2.4e      Notification of Election of an Interest Rate Option.
          The Borrower, by an Authorized Officer, shall notify the Agent of
          (i) each election or renewal of an Option and each conversion from one Option to another, (ii) the Portion of the Revolving Credit Loans then outstanding to be allocated to each Option and
          (iii) where relevant, the Interest Periods applicable to each Option, by communication as provided for in this Agreement. Any such communication may be oral or written and if oral, it shall be followed immediately by written confirmation of such Option election executed by an Authorized Officer.

          2.4f      Default Interest.  After the occurrence of and during
          the continuance of an Event of Default and whether or not judgment has been entered against the Borrower on the Revolving Credit Notes, all Base Rate Portions shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate. After the occurrence of and during the continuance of an Event of Default and whether or not judgment has been entered against the Borrower on the Revolving Credit Notes and the Bid Rate Notes, all such Euro-Rate Portions and Bid Rate Loans shall bear interest (i) until the end of the then current Interest Period, at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Euro-Rate Option and the Bid Rate Option, as the case may be, and (ii) at the end of the then current Interest Period, and thereafter at the sum of (A) the Base Rate plus (B) two hundred (200) basis points (2%) per annum. After the occurrence of and during the continuance of an Event of Default whether or not judgment has been entered against the Borrower on the Swingline Notes, all Swingline Loans shall bear interest at the sum of (A) the Base Rate plus (B) two hundred (200) basis points (2%) per annum.

          2.5 Yield-Protection, Capital Adequacy and Miscellaneous Provisions Relating to Euro-Rate.

          2.5a      Yield Protection.  Notwithstanding other provisions of
          this Section 2.5:

                    (i) If any Governmental Rule (including, without limitation, Regulation D), or if any change therein on or after the date hereof, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall:

                         (A) subject any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind with respect to payments of principal or interest or other amounts due hereunder (other than any tax imposed or based upon the income of a Lender and payable to any Governmental Authority in the United States of America or any state thereof); or

                         (B) change the basis of taxation of any Lender with respect to payments of principal or interest or other amounts due hereunder (other than any change which affects, and only to the extent that it affects, the taxation by the United States or any state thereof of the total net income of such Lender); or

                         (C)  impose, modify or deem applicable any
               reserve, special deposit or similar requirements against assets held by any Lender applicable to the Commitment or Loans made hereunder (other than such requirements which are included in the determination of the applicable rate of interest hereunder); or

                         (D) impose upon any Lender any other obligation or condition with respect to this Agreement,

          and the result of any of the foregoing is to increase the cost to the affected Lender, reduce the income receivable by the affected Lender, reduce the rate of return on the affected Lender's capital, or impose any expenses upon the affected Lender, all with respect to any of the Loans (or any portion thereof) by an amount which the affected Lender reasonably deems material, and if the affected Lender is then demanding similar compensation for such occurrences from other borrowers who are similarly situated and who have a similar relationship with the affected Lender and from which the affected Lender has the right to demand such compensation, then and in any such case:

                              (1)  the affected Lender shall promptly
                    notify the Borrower of the happening of such event;

                              (2)  the Borrower shall pay to the affected
                    Lender, on demand, such amount as will compensate the affected Lender for such reduction in its rate of return; and

                              (3)  the Borrower may pay the affected
                    portion of the affected Lender's Loans in full without the payment of any additional amount, including prepayment penalties, other than amounts payable on account of the affected Lender's out-of-pocket losses (including funding loss, if any, as provided in Section 2.11) which are not otherwise provided for in subparagraph (2) immediately above.

                    (ii) A certificate as to the increased cost or reduced
               amount as a result of any event mentioned in this Subsection 2.5a shall be promptly submitted by the affected Lender to the Borrower in accordance with the provisions hereof. Such certificate shall be prima facie evidence as to the amount of such increased cost or reduced amount.

          2.5b      Capital Adequacy.  If, after the date hereof, (i) any
          adoption of or any change in or in the interpretation of any Governmental Rule, or (ii) compliance with any Governmental Rule of any Governmental Authority exercising control over banks or financial institutions generally or any court of competent jurisdiction, requires that the Commitment (including, without limitation, obligations in respect of any Revolving Credit Loans, Bid Rate Loans or Swingline Loans) hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by any Lender or any corporation controlling any Lender (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on a Lender's capital as a consequence of its Commitment to a level below that which the affected Lender could have achieved but for such Capital Adequacy Event, taking into consideration the Lender's policies with respect to capital adequacy, by an amount which the affected Lender reasonably deems to be material, the affected Lender shall promptly deliver to the Borrower a statement of the amount necessary to compensate the affected Lender or the reduction in the rate of return on its capital attributable to its Commitment (the "Capital Compensation Amount"). The affected Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. Each affected Lender shall from time to time notify the Borrower of the amount so determined. Each such notification shall be prima facie evidence of the amount of the Capital Compensation Amount set forth therein, and such Capital Compensation Amount shall be due and payable by the Borrower to the affected Lender thirty (30) days after such notice is given.
           As soon as practicable after any Capital Adequacy Event, the affected Lender shall submit to the Borrower estimates of the
          Capital Compensation Amounts that would be payable as a function of the affected Lender's Commitment hereunder. Notwithstanding the foregoing, however, no Lender shall demand Capital Compensation Amounts hereunder unless it is demanding similar compensation from other borrowers who are similarly situated and who have a similar relationship with such Lender and from which such Lender has the right to demand such compensation.

          2.5c      Euro-Rate Unascertainable.  If, on any date on which
          the Adjusted Euro-Rate would otherwise be set, the Agent reasonably shall have determined (which determination shall be final and conclusive) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Euro-Rate, the Agent shall give prompt notice of such determination to the Borrower and the Lenders and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of such suspension shall be treated as a request to borrow under, convert to or renew at the Base Rate Option with respect to the principal amount therein specified.

          2.5d      Illegality.  If a Lender shall determine in good faith
          (which determination shall be final and conclusive) that compliance by such Lender with any applicable law, treaty or other Governmental Rule, (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority, has made it unlawful for such Lender to make or maintain the Revolving Credit Loans under the Euro-Rate Option or Bid Rate Loans to which the Bid Rate Margin applies (including but not limited to acquiring Eurodollar liabilities to fund such Loans), such Lender shall give notice of such determination to the Borrower and the other Lenders. Notwithstanding any provision of this Agreement to the contrary, unless and until the affected Lender shall have given notice to the Borrower and the other Lenders that the circumstances giving rise to such determination no longer apply:

                    (i) with respect to any Interest Periods thereafter commencing, interest on the Revolving Credit Loans bearing interest at the Adjusted Euro-Rate (whichever one or more have been determined by the affected Lender to be unlawful) shall, unless the Borrower shall have selected a different Option which is then available, be computed and payable under the Base Rate Option; and

                    (ii) on such date, if any, as shall be required by law,
               any Loans bearing interest at the Adjusted Euro-Rate or any Bid Rate Loan to which the Bid Rate Margin applies then outstanding shall be automatically converted to the Base Rate Option, and the Borrower shall pay to the affected Lender the accrued and unpaid interest on such Loans to (but not including) the date of such conversion at the applicable interest rate or rates in effect for such Loans prior to such conversion.

          2.6 Facility Fee. The Borrower agrees to pay to the Lenders, on a pro rata basis, beginning on September 30, 1996, and continuing quarterly in arrears thereafter on the last day of each December, March, June and September during the term hereof to and including the Termination Date, a Facility Fee calculated at the Applicable Facility Fee Percentage, on the daily (computed at the opening of business) average amount of the Commitment for the quarter then ending; provided, however, the first payment under this Subsection 2.6 shall be only for the actual number of days elapsed between the actual execution of this Agreement and September 30, 1996 and the last payment under this Subsection 2.6 shall be only for the actual number of days elapsed between the last quarterly payment date and the Termination Date. The Applicable Facility Fee Percentage shall be adjusted automatically, from time to time, effective upon each change in the Senior Ratings.

          2.7 Calculation of Interest and Facility Fee. The calculation of the amount of interest due and owing to each Lender shall be made by each Lender and shall be evidenced by such Lender posting the amount of interest due under such Lender's Revolving Credit Loans, Bid Rate Loans and Swingline Loans to the Loan Account established by such Lender pursuant to
          Section 2.13. The Facility Fee shall be calculated on the basis of a 360 day year and actual number of days elapsed. The calculation of the amount of the Facility Fee due and owing to each Lender shall be made by each Lender and shall be evidenced by posting such amount due under the Loan Account established by such Lender pursuant to Section 2.13.

          2.8 Extension of Termination Date. The Termination Date may be extended, in the manner set forth in this Section 2.8, on August 31, 1997 and on each anniversary of such date (an "Extension Date") for successive periods of one year each. If the Borrower wishes to request an extension of the Termination Date on any Extension Date, it shall give written notice to that effect to the Agent not less than sixty (60) nor more than seventy-five (75) days prior to such Extension Date. Each Lender will use its best efforts to respond to such request, whether affirmatively or negatively, within thirty (30) days after receipt of such notice from the Agent. If the Borrower shall have received affirmative responses from the Lenders, then, subject to receipt by the Borrower of counterparts of an agreement duly completed and signed by the Borrower and each such Lender (an "Extension Agreement"), the Termination Date shall be extended, effective on such Extension Date, for a period of one year to the date stated in such Extension Agreement. If the Borrower shall not have received affirmative responses from all Lenders the Termination Date shall not be extended. For purposes of this Section 2.8, the failure of any Lender to respond shall be deemed to be a negative response from such Lender.

          2.9 Substitution or Replacement of a Lender. The Borrower shall have the right (provided that at such time, no Event of Default and no Potential Default has occurred and is continuing), in its sole discretion, to either:

                    (i) repay, (A) at any time if either no Loans are outstanding or if Loans bearing interest under the Base Rate Option are the only Loans outstanding, (B) subject to
               Section 2.11, upon three (3) days prior notice if the Loans outstanding include Revolving Credit Loans bearing interest under the Euro-Rate Option or the Bid Rate Option or the Swingline Loans, the outstanding Loans of such Lender in whole, together with interest thereon and any other amount due such Lender pursuant to the terms of this Agreement, and to terminate the Commitment of such Lender; or

                    (ii) seek a substitute lending institution or
               institutions (which may be one or more of the other Lenders) to purchase the Notes and assume the Loans, the Commitment and the other obligations of such Lender under this

               Agreement,

          if any of the following conditions occur:

                    (i) the obligation of any such Lender to make Revolving Credit Loans which bear or are to bear interest under the Euro-Rate Option has been suspended pursuant to Subsection 2.5d; or

                    (ii) any such Lender has responded negatively to a
               request for extension of the Termination Date pursuant to
               Section 2.8.

                    Any proposed substitute lending institution, which is not a Lender prior to the Borrower's selection thereof, must be acceptable to the Agent, whose consent shall not be unreasonably withheld.

          2.10 Loan Repayment. Each repayment of the Loans shall be in the minimum amount of $1,000,000, in the aggregate, or an integral multiple thereof, or such lesser amount as is actually outstanding thereunder. The Borrower, upon (i) oral or written notice to Agent by 11:00 A.M. (eastern time) on the day of the proposed repayment, in the case of Revolving Credit Loans bearing interest at the Base Rate or the Swingline Loans or (ii) three
          (3) Business Days' prior oral or written notice to the Agent, in the case of Revolving Credit Loans bearing interest at the Adjusted Euro-Rate, followed immediately thereafter by the Borrower's written confirmation to the Agent of any oral notice, may repay the outstanding amount of the Loans in whole or in part with accrued interest, fees and other amounts then due and payable on the amount repaid to the date of such repayment. The Borrower may repay any Portion of the Revolving Credit Loans bearing interest at the Base Rate or the Swingline Loans without premium or penalty.

                    In the event that principal payments are received on a day on which principal payments are due on Revolving Credit Loans, Bid Rate Loans and Swingline Loans the principal payments shall be applied: first, to repay in full outstanding Swingline Loans, if any; second, to repay in full the principal amount of the Revolving Credit Loans then due and payable, if any; and third, to repay in full the principal amount of the Bid Rate Loans then due and payable, if any.

                    Any repayment of the Loans shall increase, by the amount of that repayment, the unborrowed balance of the Commitment; it being contemplated that the Borrower may repay and reborrow from time-to-time under the Commitment until the Termination Date.

          2.11 Additional Payments by the Borrower. If (i) the Borrower shall fail to make any payment due hereunder on the due date thereof, (ii) the Borrower shall make a payment, prepayment or conversion of any Euro-Rate Portion of the Revolving Credit Loans or any Bid Rate Loan on a day other than the last day of the applicable Interest Period, (iii) the Borrower shall convert any Portion to the Base Rate Option from another Option pursuant to Subsection 2.4d on a day other than the last day of the relevant Interest Period, or (iv) the Borrower shall fail on the date specified therefor to consummate any borrowing, conversion or renewal after giving a request for a Disbursement or notice of conversion or renewal or Notice of Bid Rate Borrowing, and, as a result of any such action or inaction, a Lender reasonably incurs any losses and expenses which it would not have incurred but for such action or inaction, the Borrower shall pay such additional amounts as will compensate the affected Lender for such losses and expenses, including the cost of reemployment of any funds prepaid at rates lower than the cost to the affected Lender of such funds. Such losses and expenses, which the affected Lender shall exercise reasonable efforts to minimize, shall be specified in writing (setting forth, in reasonable detail, the basis of calculation) to the Borrower by the affected Lender, which writing shall be prima facie evidence of the amounts set forth therein, and such amounts shall be payable within thirty (30) days of demand therefor.

          2.12 Voluntary Reduction of Availability. At any time and from time to time upon no less than three (3) Business Days prior written notice to the Agent, the Borrower may terminate, in whole or in part, without penalty, the then unused portion of the Commitments, thereby causing a corresponding abatement of the Facility Fee. Each such reduction shall be in a minimum principal amount of $10,000,000 or in integral multiples thereof. The Facility Fee shall cease to accrue with respect to any unused portion of the commitments so terminated on either (i) the date five (5) Business Days after receipt of such notice or (ii) the date so designated in the written notice if such written notice is given to the Agent more than five (5) Business Days prior to the effective date of such termination. Notice of termination once given shall be irrevocable and the portion of the Commitments so terminated shall not be available for borrowing once such notice has been given under the terms hereof. The Agent shall promptly notify each Lender of its pro rata share of such terminated unused portion and the date of each such termination.

          2.13 Loan Account. Each Lender shall open and maintain on its books a Loan Account in the name of the Borrower with respect to Disbursements made, repayments, prepayments, the computation and payment of interest and the Facility Fee and the computation of other amounts due and sums paid and payable to such Lender pursuant to this Article II. Such Loan Account shall be prima facie evidence as to the amount at any time due to such Lender from the Borrower pursuant to this Article II; provided, however, that the failure of a Lender to make notations, or to make accurate notations, on its Loan Account including without limitation notations with respect to interest and Facility Fees pursuant to Section 2.7 shall not limit, expand or otherwise affect any obligations of the Borrower hereunder.

          2.14 Payment from Accounts Maintained by Borrower. In the event that any payment of principal, interest, Facility Fee or any other amount due to the Lenders or the Agent under the Agreement, the Notes or the other Loan Documents is not paid when due, the Agent is hereby authorized to effect such payment by debiting any demand deposit account of the Borrower maintained with the Agent (excluding however any special purpose fiduciary accounts, which are designated as such at the time of their creation, and mandated by applicable statutes, regulations or rules) and distributing such payment to the party to whom such amounts are due. This right of debiting accounts of the Borrower is in addition to any right of set-off accorded the Lenders or the Agent hereunder or by operation of law.

          2.15 Time, Place and Manner of Payments. All payments to be made by the Borrower under the Notes (other than those provided for in Sections 2.5 and 2.11 hereof), and of all fees and any other amounts due hereunder shall be made at the principal office of the Agent. The Agent will promptly pay each such payment received to each Lender or its order. All payments due a Lender by reason of Sections 2.5 or 2.11 hereof shall be paid at the principal office of the Lender which invoices the Borrower for such payment. All payments to be made by the Borrower under this Agreement shall be paid in immediately available funds no later than 12:00 Noon (eastern time) on the date such payment is due.


          ARTICLE III.  REPRESENTATIONS AND WARRANTIES.

                    To induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Borrower warrants to the Lenders that:

          3.1       Corporate Existence.  The Borrower and each of its

          Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and it is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its respective properties or businesses, such qualification is required or, if not so qualified or in good standing in any state, the lack of such qualification or good standing will not materially affect the Agent's or the Lender's ability to enforce this Agreement, the Notes or the other Loan Documents or will not have a Material Adverse Effect on the Borrower's or such Subsidiary's ability to carry on its business or the Borrower's ability to comply with this Agreement, the Notes or the other Loan Documents.

          3.2 Corporate Authority. The Borrower is duly authorized to execute and deliver this Agreement, the Notes and the other Loan Documents to which it is or will become a party; all necessary corporate action to authorize the execution and delivery of this Agreement, the Notes and the other Loan Documents to which it is or will become a party has been properly taken; and it is and will continue to be duly authorized to borrow hereunder and to perform all of the other terms and provisions of this Agreement, the Notes and the other Loan Documents to which it is or will become a party.

          3.3 Enforceability. This Agreement and the Notes have each been, and each other Loan Document to which it will become a party will be, duly and validly executed and delivered by the Borrower and each constitutes or will constitute a valid and legally binding agreement of the Borrower enforceable in accordance with its terms.

          3.4 No Restrictions. Neither the execution and delivery of this Agreement, the Notes and the other Loan Documents to which it is or will become a party, the consummation of the transactions herein contemplated nor compliance with the terms and provisions hereof or of the Notes, will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Borrower or of any law or of any regulation, order, writ, injunction or decree of any court or governmental agency or of any agreement, indenture or other instrument to which the Borrower or any Significant Subsidiary is a party or by which any of them is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to the terms of any agreement, indenture or other instrument, except those restrictions which, individually or in the aggregate, would not have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

          3.5 Financial Statements. The Borrower has furnished to the Lenders and the Agent the consolidated balance sheets and the related consolidated statements of income, shareholders' equity and changes in financial position of (i) ALC and its consolidated subsidiaries as at ALC's fiscal year ending December 31, 1995 and for its fiscal quarter ending June 30, 1996 and (ii) TI and its consolidated subsidiaries as at TI's fiscal year ending December 31, 1995 and for its fiscal quarter ending June 30, 1996. All such financial statements, including the related notes, have been prepared in accordance with GAAP, except as expressly noted therein, and fairly present the financial position and consolidated respective financial positions of ALC and TI and their consolidated subsidiaries as at the dates thereof and the results and consolidated results of their operations and the changes in their financial position and in their consolidated financial position for the periods ended on such dates. There were no material liabilities of the Borrower and its Consolidated Subsidiaries, taken as a whole, contingent or otherwise, not reflected in such financial statements. Except as has been fully disclosed in writing to the Lenders and the Agent prior to the date hereof there has been no material adverse change in the business, condition or operations (financial or otherwise) of (i) ALC from June 30, 1996 to the Effective Time of the Combination,
          (ii) of TI from June 30, 1996 to the Effective Time of the Combination and (iii) of the Borrower and its Subsidiaries from the Effective Time of the Combination to the Closing Date.

          3.6 Absence of Litigation. Except as set forth in the Borrower's Form S-4 filed to register the Borrower's securities to be offered as a result of the Combination or in the Forms 10-K, 10-Q or 8-K most recently filed by ALC and TI respectively, there are no actions, suits, investigations, litigation or governmental proceedings pending or, to the Borrower's knowledge, threatened against the Borrower or any Consolidated Subsidiary or any of their respective properties, which would have a Material Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole, or which purport to affect the legality, validity or enforceability of this Agreement or the Notes.

          3.7 Tax Returns and Payments. As of the date hereof, the Borrower and its Subsidiaries have filed all Federal and other material tax returns required by law to be filed and have paid all material taxes, material assessments and other material governmental charges levied upon the Borrower and its

          Subsidiaries taken as a whole, or any of the respective properties, assets, income or franchises of the Borrower and its Subsidiaries taken as a whole, which are due and payable, other than those currently payable or deferrable without penalty or interest or those which are being contested in good faith and by appropriate proceedings diligently conducted. As of the date hereof, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Federal, state and local income taxes for all fiscal periods are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state or local income taxes for any such fiscal period or any basis therefor.

          3.8 Pension Plans. Except as otherwise noted on Schedule 3.8, (i) each Plan has been and will be maintained and funded, in all material respects, in accordance with its terms and with all provisions of ERISA and the Code applicable thereto; (ii) no Reportable Event has occurred and is continuing with respect to any Plan; (iii) no liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable;
          (iv) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and there exists no intent to terminate or institute proceedings to terminate any Plan, which has caused or would cause the Borrower or any ERISA Affiliate to incur any liability to the PBGC under Title IV of ERISA; (v) no withdrawal, either complete or partial, has occurred or commenced with respect to any multiemployer Plan, and there exists no intent to withdraw either completely or partially from any multiemployer Plan and (vi) the Borrower is not subject to any liability for unpaid penalties or taxes imposed under Section 502(i) of ERISA or Section 4975 of the Code and has not engaged in a prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Code.

          3.9 Compliance with Applicable Laws. The Borrower and each Consolidated Subsidiary (i) is not in default with respect to any order, writ, injunction or decree of any court or of any Federal, state, municipal or other Governmental Authority; and (ii) is substantially complying with all applicable statutes and regulations of each Governmental Authority having jurisdiction over its activities; except for those orders, writs, injunctions, decrees, statutes and regulations, non-compliance with which would not have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

          3.10 Environmental Matters. To the Borrower's knowledge, except as set forth on the most recent Borrower's Form S-4 filed with Securities and Exchange Commission to register the

          Borrower's securities to be offered as a result of the Combination or in the Forms 10-K, 10-Q or 8K most recently filed by ALC and TI respectively, the Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws; except for matters which do not have a Material Adverse Effect on the financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole.

          3.11 Governmental Approval. No order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with, any Governmental Authority, or exemption by any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Agreement or the Notes or (ii) the legality, binding effect or enforceability of this Agreement or the Notes.

          3.12 Regulations G, T, U and X. The Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock and no part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or for any other purpose which would violate or be inconsistent with Regulations G, T, U or X.

          3.13 Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          3.14 Public Utility Holding Company Act. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          3.15 Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Lenders or the Agent by or on behalf of the Borrower pursuant to this Agreement contains any untrue statement of a material fact. There is no fact known to the Borrower which materially and adversely affects or in the future may (so far as the Borrower now foresees) have a Material Adverse Effect on the business, operations, affairs, condition, prospects, properties or assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, which has not been set forth in this Agreement or in the other documents, certificates and statements (financial or otherwise) furnished to the Lenders or the Agent or otherwise disclosed in writing to the Lenders or the Agent by or on behalf of the Borrower prior to or on the date hereof.


          ARTICLE IV.  AFFIRMATIVE COVENANTS.

                    From the date hereof and thereafter until the termination of the Commitments and until all of the Bank Indebtedness is paid in full, the Borrower agrees that:

          4.1 Use of Proceeds. The proceeds of the Loans will be used by the Borrower and its Consolidated Subsidiaries for general corporate purposes and working capital purposes of the Borrower and its Consolidated Subsidiaries, including, without limitation, redemption of the Subordinated Debentures.

          4.2       Furnishing Information.  The Borrower shall:

                    (i) deliver to the Lenders, as soon as available but not later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year, the Borrower's quarterly report to shareholders, if any, and its quarterly report on Form 10-Q as filed with the Securities and Exchange Commission and, within ninety (90) days after the end of each Fiscal Year, the Borrower's annual report to shareholders and its annual report on Form 10-K as filed with the Securities and Exchange Commission, in each case accompanied by a completed Compliance Certificate substantially in the form of Exhibit "H" attached hereto duly executed by an Authorized Officer stating that (A) such Authorized Officer has reviewed the terms of the Agreement and of the Notes and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed the existence during such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes, a Potential Event of Default or an Event of Default or, if an Event of Default did exist, a statement describing such Event of Default and the action the Borrower has taken or proposes to take with respect thereto and (B) the Borrower was in compliance with the covenants set forth in Sections
               5.3 and 5.4 of this Agreement;

                    (ii) deliver to the Lenders promptly upon their
               becoming available, copies of all financial statements, reports, notices and information statements sent or made available generally by the Borrower to its security holders (including, without limitation, proxy materials) and copies of all other regular and periodic reports (including, without limitation, Form 8-K) filed by the Borrower with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower and any of its Subsidiaries taken as a whole;

                    (iii) promptly after receipt thereof, by the Borrower or the administrator of any Plan, deliver to the Lenders a copy of any notice from the PBGC that the PBGC is instituting Termination Proceedings;

                    (iv) promptly and in any event within 30 days after the
               Borrower or the administrator of any Plan knows or has reason to know that any Reportable Event has occurred which would cause the PBGC to institute termination proceedings, if the liability of the Borrower to the PBGC would exceed five percent (5%) of the Consolidated Tangible Net Worth of the Borrower at the time of notice thereof, give notice thereof to the Lenders;

                    (v) promptly, but not later than five (5) Business Days, after any Authorized Officer obtains knowledge of the happening of any event which constitutes an Event of Default or a Potential Default, give written notice thereof to the Lenders; and

                    (vi) promptly, deliver to the Lenders such other
               publicly available information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

          4.3 Visitation. The Borrower will permit the Lenders and the Lender's designated employees and agents to have access, at any time and from time to time, upon reasonable notice and during normal business hours at any reasonable time, to visit any of the properties of the Borrower, to examine and make copies of any of its books of record and account and such reports and returns as the Borrower may file with any Governmental Authority and discuss the Borrower's affairs and accounts with, and be advised about them, by any Authorized Officer.

          4.4 Preservation of Existence; Qualification. At its own cost and expense, the Borrower will do all things necessary to preserve and keep in full force and effect its and each of its Consolidated Subsidiaries' corporate existence and qualification under the laws of their respective states of incorporation and each state where, due to the nature of their respective activities or the ownership of their respective properties, qualification to do business is required except where (i) the lack of corporate existence of a Subsidiary or (ii) the failure to be so qualified would not have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole or except as permitted by Sections 5.6 and 7.4.

          4.5 Compliance with Laws and Contracts. The Borrower shall and shall cause each Subsidiary to comply with all applicable Governmental Rules (including, but not limited to, Environmental
          Laws), except where failure to comply would not have a Material Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole.

          4.6 Payment of Taxes and Other Liabilities. The Borrower shall and shall cause each Subsidiary to promptly pay and discharge all obligations, accounts and liabilities to which it is subject or which are asserted against it and which obligations, accounts and liabilities are, to the Borrower and the Subsidiaries taken as a whole, material, including but not limited to all taxes, assessments and governmental charges and levies upon it or upon any of its income, profits, or property prior to the date on which penalties attach thereto; provided, however, that for purposes of this Agreement, neither the Borrower nor the relevant Subsidiary shall be required to pay any tax, assessment, charge or levy (i) the payment of which is being contested in good faith by appropriate and lawful proceedings diligently conducted and (ii) as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate pursuant to the accounting procedures employed by the Borrower, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

          4.7 Insurance. The Borrower will keep and maintain, and cause each Subsidiary to keep and maintain, insurance with responsible insurance companies, satisfactory to the Agent, on such of their respective properties, in such amounts and against such risks as is customarily maintained by similar businesses similarly situated and owning, leasing or operating similar properties. The Borrower may satisfy the requirements of the preceding sentence with self insurance and deductibles consistent with customary and prudent industry standards. The Borrower will furnish to the Agent at the Closing and together with the annual reports delivered pursuant to Subsection 4.2(ii) hereof, a certificate of an Authorized Officer of the Borrower certifying that such insurance is in force, is adequate in nature and amount and complies with the Borrower's and each Subsidiary's obligations under this Section 4.7.

          4.8 Maintenance of Properties. The Borrower shall and shall cause its Significant Subsidiaries to maintain, preserve, protect and keep their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that their business carried on in connection therewith may be properly and advantageously conducted at all times, except where the failure to maintain, preserve, protect or keep such properties would not have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

          4.9 Plans and Benefit Arrangements. The Borrower shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Code and all other applicable laws which are applicable to Plans, except where the failure to do so, alone or in conjunction with any other failure to do so, would not have a Material Adverse Effect upon the Borrower and its Consolidated Subsidiaries taken as a whole.

          4.10 Senior Debt Status. The Bank Indebtedness will rank at least pari passu in priority of payment with all other
          Indebtedness of the Borrower, except Indebtedness of the Borrower which may be secured by Encumbrances pursuant to Section 5.2.

          4.11 Ownership of ALC and TI. At all times during the term hereof the Borrower shall be the legal and beneficial owner of, and shall retain all voting rights relating to, all of the issued and outstanding capital stock of ALC and TI.

          ARTICLE V.  NEGATIVE COVENANTS.

                    From the date hereof and thereafter until the Commitments are terminated and until the Bank Indebtedness is paid in full, the Borrower agrees that:

          5.1 Indebtedness. The Borrower shall not and shall not permit any Consolidated Subsidiary to create, incur, assume, cause, permit or suffer to exist or remain outstanding any Consolidated Indebtedness except for:

                    (i)  Bank Indebtedness;

                    (ii) Existing Indebtedness set forth on Schedule 5.1
               hereof; provided however, (A) the Indebtedness set forth on
               Schedule 5.1 outstanding under the Existing Bank Credit Agreements must be repaid in full on the Closing Date and
               (B) all outstanding Subordinated Debentures must be redeemed or defeased not later than 50 days after the Closing Date; and

                    (iii) Additional Indebtedness (including additional Purchase Money Indebtedness) provided such additional Indebtedness, when added to the Borrower's then outstanding Consolidated Indebtedness, would not cause the Borrower to be in violation of Sections 5.2, 5.3 and 5.4 hereof; and provided further the additional Indebtedness permitted pursuant to this item (iii) which is incurred by the Borrower's Consolidated Subsidiaries shall not exceed, in the aggregate at any one time outstanding, $150,000,000.

          In addition, Indebtedness incurred pursuant to item (iii) may not contain covenants (other than covenants relating to collateral, if any, securing such Indebtedness as such security interests are permitted hereby) more restrictive than or in addition to those contained herein.

          5.2 Encumbrances. The Borrower shall not and shall not permit any Consolidated Subsidiary to create, assume, incur, permit or suffer to exist upon any of their respective assets and properties, whether tangible or intangible and whether now owned or in existence or hereafter acquired or created and wherever located, any Encumbrance except for:

                    (i) Permitted Encumbrances (including without limitation those listed on Schedule 5.2),

                    (ii) Additional Encumbrances which secure additional

          Purchase Money Indebtedness permitted pursuant to Section 5.1,

                    (iii) Additional Encumbrances on assets acquired by the Borrower or any Consolidated Subsidiary, provided (A) those Encumbrances existed prior to the acquisition of such assets by the Borrower or any Consolidated Subsidiary and
               (B) the lien thereof is limited to the assets then being acquired and additions or accessions to such assets and identifiable proceeds thereof; and

                    (iv) Additional Encumbrances which secure Indebtedness
               of the Borrower and its Consolidated Subsidiaries, provided however Encumbrances permitted pursuant to this item (iv), shall not, at any time, secure Indebtedness which exceeds in the aggregate $70,000,000 at any one time outstanding.

          5.3 Leverage Ratio. At no time shall its Consolidated Total Indebtedness be more than sixty percent (60%) of its Consolidated Total Capitalization.

          5.4 Interest Coverage Ratio. At no time shall the ratio of its Consolidated EBIT for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, to its Consolidated Interest Expense for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, be less than 2.5 to 1.0.

          5.5 Sales of Assets. The Borrower shall not nor shall it permit any Consolidated Subsidiary to enter into any arrangement, direct or indirect, pursuant to which the Borrower or any Consolidated Subsidiary shall sell or otherwise transfer or dispose of any property, real, personal or mixed, whether now owned or hereafter acquired, except (i) sales, transfers or dispositions in the ordinary course of business, (ii) the sale, transfer or other disposition of the stock or assets set forth on
          Schedule 5.5, and (iii) sales, transfers or dispositions not in the ordinary course of business provided that the aggregate proceeds of all such sales, transfers and dispositions permitted by this item (iii) shall not exceed, (A) from the date hereof until August 31, 2001 and, if the Termination Date is extended to August 31, 2002 through the last day of the Borrower's Fiscal Year 2001, thirty percent (30%) of the Borrower's Consolidated Total Assets as of June 30, 1996, and (B) beginning with the first day of the Borrower's Fiscal Year 2002, if and to the extent that the Termination Date is extended pursuant to Section 2.8, in any Fiscal Year of the Borrower thereafter more than ten (10%) of the Borrower's Consolidated Total Assets as of the beginning of such Fiscal Year.

          5.6 Merger. The Borrower shall not merge or consolidate with any other Person except a merger or consolidation in which each of the following conditions is satisfied:

                    (i)  the Borrower is the surviving Person;

                    (ii) no Event of Default or Potential Default occurs as a result of such a merger or consolidation; and

                    (iii) the Borrower's Consolidated Shareholder's Equity immediately after such merger or consolidation is not less than the Borrower's Consolidated Shareholder's Equity immediately prior to such merger or consolidation.

          5.7 Restriction on Dividends. The Borrower shall not and shall not permit any Subsidiary to enter into any agreement which restricts in any manner dividends or distributions to the Borrower from any Subsidiary; provided however this restriction shall not apply to Subsidiaries, the assets of which, in the aggregate, constitute less than five percent (5%) of the Borrower's Consolidated Total Assets as of any date of determination.

          5.8 Restriction on Guarantees. The Borrower shall not and shall not permit any Subsidiary to enter into an agreement pursuant to which any such Subsidiary guarantees either the payment of Indebtedness incurred by the Borrower or the performance of the Borrower's contractual obligations.

          5.9 Regulation G, T, U and X Compliance. The Borrower shall not and shall not permit any Subsidiary to use the proceeds of a Loan to purchase or carry Margin Stock or otherwise act so as to cause any Lender, in extending credit hereunder, to be in contravention of Regulations G, T, U or X.

          5.10 ERISA. The Borrower shall not and shall not permit any ERISA Affiliate to permit any Plan to:

                    (i) engage in any "prohibited transaction", as such term is defined in Section 406 of ERISA and Section 4975 of the Code;

                    (ii) incur any "accumulated funding deficiency", as
               such term is defined in Section 302 of ERISA, whether or not waived;

                    (iii) be terminated in a manner which could result in liability to the PBGC under Title IV of ERISA or the imposition of a lien on the property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA; or

                    (iv) partially or completely withdraw from any Plan,
               which withdrawal shall subject the Borrower or any ERISA Affiliate to multiemployer withdrawal liability pursuant to
               Section 4201 of ERISA.


          ARTICLE VI.  CONDITIONS PRECEDENT TO ALL DISBURSEMENTS.

          6.1 All Disbursements. The obligation of the Lenders to make any Disbursements is subject to the satisfaction of each of the following conditions precedent:

          6.1a      No Default.  The Borrower shall have performed and
          complied, in all material respects, with all agreements and conditions herein required to be performed or complied with by it prior to any Disbursements and, at the time of such Disbursements, no Potential Default or Event of Default shall exist.

          6.1b      Representations Correct.  The representations and
          warranties contained in Article III hereof shall be correct in all material respects (i) when made and (ii) at the time of each Disbursement except for such representations and warranties which relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such date); provided, however, that for purposes of clause (ii) of this Subsection 6.1b, the representations and warranties contained in Section 3.6 shall be deemed updated if, and to the extent that, an action, suit, investigation, litigation or governmental investigation is set forth in any Form 10-K or 10-Q filed by the Borrower in respect of any period subsequent to the date hereof or in any Form 8-K filed by the Borrower subsequent to the date hereof.

          6.1c      Disbursement Requirements.  The Borrower shall have
          complied with the requirements of Section 2.1, Section 2.2 or
          Section 2.3, as appropriate, with respect to the requested Disbursements.

          Each request for Disbursement shall constitute, as at the time made, a representation and warranty by the Borrower that the matters set forth in Subsections 6.1a and 6.1b above are true and correct.

          6.2 Conditions Precedent to the Initial Disbursement Under the Commitment. The obligation of the Lenders to make the initial Disbursements is subject to the satisfaction of each of the following conditions precedent in addition to the applicable conditions precedent set forth in Section 6.1 above:

                    (i) Receipt by the Agent on behalf of each Lender of a counterpart original of this Agreement executed by the other Lenders and the Borrower.

                    (ii) Receipt by the Agent on behalf of each Lender of a
               Revolving Credit Note, substantially in the form of Exhibit "A" attached hereto, made payable to such Lender in the amount of such Lender's Commitment and otherwise properly completed and executed by the Borrower.

                    (iii) Receipt by the Agent on behalf of each Lender of a Bid Rate Note substantially in the form of Exhibit "B" attached hereto, made payable to such Lender and otherwise properly completed and executed by the Borrower.

                    (iv) Receipt by the Agent on behalf of each Swingline
               Lender of a Swingline Note substantially in the form of Exhibit "E" attached hereto, made payable to such Swingline Lender and otherwise properly completed and executed by the Borrower.

                    (v) Receipt by the Agent of evidence satisfactory to it that the Combination has occurred.

                    (vi) Receipt by the Agent of a copy of a certified copy (certified by the appropriate governmental official) of the Borrower's Certificate of Incorporation which certification is dated not more than 30 days prior to the Closing.

                    (vii) Receipt by the Agent of a certificate, duly certified as of the date of the Closing by the secretary or assistant secretary of the Borrower, as to (A) the By-Laws of the Borrower in effect as of the Closing, (B) the resolutions of the Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Agreement, the Notes, and all documents supplemental hereto and (C) the names of the officers of the Borrower authorized to sign this Agreement, the Notes, and all supplemental documentation and which contains a true signature of each such officer.

                    (viii)  Receipt by the Agent of good standing
               certificates for the Borrower from the Secretary of State of the States of Delaware and Pennsylvania each dated not more than 30 days prior to the Closing.

                    (ix) Receipt by the Agent of the certificate of the
               Borrower required pursuant to Section 4.7 of the Agreement.

                    (x) Receipt by the Agent of written instructions addressed to the Agent and executed by an Authorized Officer of the Borrower relating to the initial Disbursement.

                    (xi) Receipt by the Agent of written notice from each of the agents under the Existing Bank Credit Agreements, that upon payment on the Closing Date of principal, interest and fees, if any, due thereunder, such Agreement will be cancelled.

                    (xii) Receipt by the Agent on behalf of each Lender of a signed favorable opinion of Mary W. Snyder, Corporate Counsel and Assistant Secretary, substantially in the form of Exhibit "I" attached hereto.


          ARTICLE VII.  DEFAULTS.

                    Each of the events or occurrences described in Sections
          7.1 to and including 7.10 below shall constitute an "Event of Default" hereunder.

          7.1 Payment Default. Default in the payment of (i) interest on any Loan, the Facility Fee, or any other amount due hereunder, and continuance of any such nonpayment of such interest, Facility Fee or other amount for five (5) Business Days, or (ii) principal of any Loan when due.

          7.2 Nonpayment of Other Indebtedness. The Borrower or any Subsidiary shall fail to pay any Indebtedness of the Borrower or such Subsidiary, as the case may be, other than the Bank Indebtedness, in an aggregate amount as to the Borrower and its Subsidiaries collectively of $20,000,000 or more, as and when the same shall become due, or the occurrence of any default under any agreement or instrument under or pursuant to which such Indebtedness is incurred or issued and continuance of such default beyond the period of grace, if any, allowed with respect thereto; provided however, that the foregoing provisions shall not apply to any such default or defaults by one or more Subsidiaries during the term hereof where the aggregate assets of such Subsidiaries do not exceed five percent (5%) of the

          Borrower's Consolidated Total Assets.

          7.3       Insolvency.

          7.3a      Involuntary Proceedings.  A proceeding shall have been
          instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower or a Subsidiary in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its or their property, or for the winding up or liquidation of its or their affairs, and the same (i) is not controverted with a period fifteen (15) days or (ii) shall remain undismissed or unstayed and in effect for a period of sixty (60) days; provided however, that the foregoing provisions shall not apply to any such event or events commenced by or against one or more Subsidiaries during the term hereof where the aggregate assets of such Subsidiaries do not exceed five percent (5%) of the Borrower's Consolidated Total Assets.

          7.3b      Voluntary Proceedings.  The Borrower or a Subsidiary
          shall institute proceedings to be adjudicated a voluntary bankrupt, or any of them shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereinafter in effect, or shall consent to the filing of any such petition or shall consent to the appointment of a receiver, liquidator, trustee, sequestrator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its or their property, or shall make an assignment for the benefit of creditors, or shall admit in writing its or their inability to pay its or their debts generally as they become due, or corporate action shall be taken by the Borrower or any of its Subsidiaries in furtherance of any of the aforesaid purposes; provided however, that the foregoing provisions shall not apply to any such event or events commenced by or against one or more Subsidiaries during the term hereof where the aggregate assets of such Subsidiaries do not exceed five percent (5%) of the Borrower's Consolidated Total Assets.

          7.4 Termination of Existence. The Borrower shall terminate its existence or cease to exist or any Subsidiary (other than any Subsidiary the capital of which is less than $10,000,000 on the date hereof) shall terminate its existence or cease to exist except by reason of a merger or liquidation into or a consolidation with the Borrower or a Consolidated Subsidiary; provided however, that the foregoing provisions shall not apply to any such terminations or cessations of existence by one or more Subsidiaries during the term hereof where the aggregate assets of such Subsidiaries do not exceed five percent (5%) of the Borrower's Consolidated Total Assets.

          7.5       Failure to Comply with Covenants.

          7.5a      Failure to Comply with Article V Covenants and Certain
          Article IV Covenants. The Borrower shall default in the observance or performance of Section 4.11 or of any covenant contained in Article V.

          7.5b      Failure to Comply with Other Covenants.  The Borrower
          shall default in the due performance or observance of any other covenant, condition or provision set forth herein and such default shall not be remedied for a period of thirty (30) days after such default is known to any Authorized Officer of the Borrower or notice thereof has been given to the Borrower by the Agent.

          7.6 Misrepresentation. Any representation or warranty made by the Borrower herein proves to have been untrue in any material respect as of the date when made, or any certificate or other document furnished by the Borrower to the Agent pursuant to the provisions hereof proves to have been untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

          7.7 Adverse Judgments, Etc. Entry or filing of any one or more judgments, writs or warrants of attachment or of any similar process in an aggregate amount, as to the Borrower and its Subsidiaries collectively, of $10,000,000 or more in excess of any third-party insurance protecting against such liability against the Borrower and its Subsidiaries or against any of their respective properties and failure of the Borrower or its Subsidiaries to vacate, pay, bond, stay or contest in good faith such judgments, writs, warrants of attachment or other process within a period of thirty (30) days; provided however, the foregoing provisions shall not apply to any such judgment or judgments against one or more Subsidiaries during the term hereof where the aggregate assets of such Subsidiaries do not exceed five percent (5%) of the Borrower's Consolidated Total Assets.

          7.8 Invalidity or Unenforceability. This Agreement, the Notes or any other Loan Document ceases to be valid and binding on the Borrower or is declared null and void, or the validity or enforceability thereof is contested by the Borrower or the Borrower denies it has any or further liability under this Agreement, any Note or under the other Loan Documents to which it is a party.

          7.9 ERISA. (i) A trustee shall be appointed by a court of competent jurisdiction to administer any Plan of the Borrower or any ERISA Affiliate; (ii) the PBGC shall terminate any Plan of the Borrower or any ERISA Affiliate or appoint a trustee to administer any such Plan; or (iii) the Borrower or any ERISA Affiliate shall incur any liability to the PBGC in connection with any Plan, which, in any such case, likely would have a Material Adverse Effect on the Borrower and the Consolidated Subsidiaries, taken as a whole.

          7.10      Change of Control.

          7.10a          Change of Beneficial Ownership.  Any Person or
          group of Persons (within the meaning of Sections 13(a) or 14(a) of the Securities and Exchange Act of 1934), other than the then current officers or directors of the Borrower or an underwriter which obtains such ownership as a result of effecting a firm committed underwriting of a secondary offering of the Borrower's voting stock on behalf of such officers or directors, shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) thirty percent (30%) or more of the voting stock of the Borrower. For purposes of calculating the acquisition of beneficial ownership, any transfer of voting stock of the Borrower by any Person or group of Persons to a Permitted Transferee shall be deemed not to constitute a conveyance and acquisition of such stock. A "Permitted Transferee" includes any of the following with respect to any then current officer or director of the Borrower: (i) spouse; (ii) lineal descendants of all generations and spouses of such lineal descendants; (iii) a charitable corporation or trust established by such then current officer or director or by a person described in (i) or (ii) preceding; (iv) a trust (or in the case of a minor, a custodial account under a Uniform Gifts or Transfers to Minors Act) of which the beneficiar(ies) are one or more Persons described in
          (i), (ii) or (iii) preceding; and (v) an executor or administrator upon the death of such then current officer or director or any Person described in (i) or (ii) preceding.

          7.10b          Change of Composition of Board of Directors.
          Within a period of twelve (12) consecutive calendar months individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower.

          7.11 Consequences of an Event of Default. If one or more of the Events of Default occur then (a) if such Event of Default is set forth in Sections 7.3 or 7.4, the Commitments shall automatically terminate and the Notes then outstanding shall become immediately due and payable, without necessity of demand, presentation, protest, notice of dishonor or notice of default; or (b) if such Event of Default is set forth in any of the remaining Sections of this Article VII, then the Agent, at the request of the Required Lenders, and without notice to the Borrower, shall declare the Borrower in default hereunder, and upon such declaration, shall, at the request of the Required Lenders, terminate the Commitment and/or declare the Notes then outstanding immediately due and payable, without necessity of any further demand, presentation, protest, notice of dishonor or further notice of default, whereupon such Notes shall be immediately due and payable.

          7.12 Remedies Upon Default. Upon the termination of the Commitments and acceleration of the Notes following the occurrence of an Event of Default, the Lenders shall, unless such termination and acceleration subsequently have been rescinded, have the full panoply of rights and remedies granted to them under this Agreement and all those rights and remedies granted by law to creditors, and the Agent, at the direction of the Required Lenders, shall proceed to protect and enforce the Lenders' rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in the Notes or in any of the other Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. No right, power or remedy conferred by this Agreement, in the Notes, or by any other Loan Document, upon the Agent or the Lenders shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. No exercise of any one right or remedy shall be deemed a waiver of other rights or remedies. The rights and remedies of the Agent and the Lenders specified herein are for the sole and exclusive benefit, use and protection of the Agent and the Lenders, and the Agent and the Lenders shall be entitled, but shall have no duty or obligation, to exercise or to refrain from exercising any right or remedy reserved to the Agent or the Lenders hereunder.

          ARTICLE VIII.  AGREEMENT AMONG LENDERS.

          8.1 Appointment and Grant of Authority. Each of the Lenders hereby appoints PNC Bank, National Association, and PNC Bank, National Association hereby agrees to act as, the Agent under this Agreement, the Notes and the other Loan Documents. As such Agent, PNC Bank, National Association shall have and may exercise such powers under this Agreement as are specifically delegated to the Agent, by the terms hereto, of the Notes or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Lenders, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

          8.2 Non-Reliance on Agent. Each Lender agrees that it has, independently and without reliance on the Agent, based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of the Borrower and its operations and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agent shall have no duty to keep the Lenders informed as to the performance or observance by the Borrower of this Agreement or any other document or instrument referred to or provided for herein or to inspect the properties or books of the Borrower. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for its failure to relay or furnish to the Lender any information. The preceding provisions of this Section 8.2 to the contrary notwithstanding, the Agent shall notify each of the Lenders as soon as practicable after it receives a notice of an Event of Default from the Borrower.

          8.3       Responsibility of Agent and Other Matters.

          8.3a      Ministerial Nature of Duties.  As among the Lenders and
          the Agent, the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Notes or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article VIII. The duties of the Agent shall be ministerial and administrative in nature.

          8.3b      Limitation of Liability.  As among the Lenders and the
          Agent, neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of
          (A) this Agreement, the Notes or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectibility of any amounts owed by the Borrower to the Lenders, (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agent or the Lenders in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, facsimile transmission or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets, liabilities, financial condition, results of operations or business, or creditworthiness of the Borrower.

          8.3c      Reliance.  The Agent shall be entitled to act, and
          shall be fully protected in acting upon, any telegram, teletype, facsimile transmission or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument, paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or obser-vance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other party thereto.

          8.4 Action on Instructions. The Agent shall be required to act and shall be fully protected in so acting and shall be entitled to refrain from acting, and shall be fully protected in refraining from so acting, under this Agreement, the Notes, the other Loan Documents or any other instrument or document executed or delivered in connection herewith or therewith, in accordance with written instructions from the Required Lenders or, in the case of the matters set forth in items (A) through (G) of Section 9.1, from all of the Lenders.

          8.5 Indemnification. To the extent the Borrower does not reimburse and save harmless the Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Commitment Percentages. Each Lender hereby agrees on such basis (i) to reimburse the Agent for such Lender's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's pro rata share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with (i) this Agreement, the Notes, the other Loan Documents or any other agreement, instrument or document executed or delivered in connection herewith or therewith, or (ii) any action taken at the request of the Required Lenders or all of the Lenders hereunder, as the case may be, including without limitation the reasonable costs, expenses and disbursements in connection with defending themselves against any claim or liability, or answering any subpoena or other process related to the exercise or performance of any of their powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents executed or delivered in connection herewith or the taking or refraining from any action under or in connection with any of the foregoing.

          8.6 Agent's Rights as a Lender. With respect to the Commitment of the Agent as a Lender hereunder, and any Loans of the Agent under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto and any other amounts due to the Agent under this Agreement, the Agent shall have the same rights and powers, duties and obligations under this Agreement, the Notes, the other Loan Documents or other agreement, instrument or document as any Lender and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if it were not the Agent.

          8.7 Payment to Lenders. Promptly after receipt from the Borrower of any principal repayment of the Loans, interest due on the Loans and any Facility Fees owing to the Lenders or other amounts due under any of the Loan Documents (except for such amounts which are payable for the sole account of any Lender or the Agent), the Agent shall distribute to each Lender that Lender's share of the funds so received.

          8.8 Pro Rata Sharing. All interest and principal payments on the Revolving Credit Loans and all Facility Fees are to be divided pro rata among the Lenders in accordance with their respective Commitment Percentages. Any sums obtained from the Borrower by any Lender by reason of the exercise of its rights of set-off, banker's lien or in collection shall be shared (net of costs) pro rata among the Lenders on the basis of the principal amount of Loans outstanding. Nothing in this Section 8.8 shall be deemed to require the sharing among the Lenders of collections specifically relating to, or of the proceeds of any collateral securing, any other Indebtedness of the Borrower to any Lender.

          8.9       Successor Agent.

          8.9a      Resignation of Agent.  The Agent may resign as Agent
          hereunder by giving ninety (90) days' prior written notice to the Lenders and the Borrower. If such notice shall be given, the Lenders shall appoint a successor agent for the Lenders, during such ninety (90) day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve as agent hereunder and under the several Loan Documents. If at the end of such ninety (90) day period, the Lenders have not appointed such a successor, the Agent shall use reasonable commercial efforts to procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as agent for the Lenders hereunder and under the several Loan Documents. Any such successor agent shall succeed to the rights, powers and duties of the Agent.

          8.9b      Rights of the Former Agent.  Upon the appointment of
          such successor agent or upon the expiration of such ninety (90) day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent hereunder, the provisions of this Article VIII shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          8.10 Managing Agents. None of the Lenders identified herein as a "Managing Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders identified as Managing Agents in deciding to enter into this Agreement or in taking action hereunder.


          ARTICLE IX.  GENERAL PROVISIONS

          9.1 Amendments and Waivers. Subject to the remaining provisions of this Section 9.1, the Agent, the Lenders and the Borrower may, from time to time, enter into amendments, extensions, renewals, modifications, supplements and replacements to and of this Agreement, the Notes or the other Loan Documents and the Lenders or the Required Lenders, as the case may be, may, from time to time, waive compliance with a provision thereof. No amendment, renewal, modification, extension, supplement, replacement or waiver of any provision of the Agreement, the Notes or the other Loan Documents or consent to any departure therefrom by the Borrower shall be effective unless it is in writing and is signed by the Required Lenders (or the Agent with the written consent of the Required Lenders), and then such waiver or consent shall be effective only for the specific instance and for the specific purpose for which it is given; provided, however, that no amendment, renewal, modification, waiver or consent, unless in writing and signed by all of the Lenders (or the Agent with the written consent of all of the Lenders), shall do any of the following:

                    (A) increase the Commitment of any Lender or subject any Lender to any additional obligations hereunder;

                    (B) except for changes permitted by Section 2.12 hereof or changes made pursuant to an Assignment and Assumption Agreement, change any Lender's Commitment Percentage or the aggregate or individual unpaid principal amount of the Notes, or forgive the payment of the principal or interest payable on the Notes;

                    (C) waive an Event of Default in the payment of principal and/or interest due hereunder and under any of the Notes;

                    (D) decrease the interest rate relating to the Revolving Credit Loans;

                    (E) postpone any date fixed for any payment of principal of or interest on the Revolving Credit Loans, the Facility Fee, or any other obligations of the Borrower set forth in Article II;

                    (F)  reduce the Facility Fee; or

                    (G) amend the definition of the term "Required Lenders" or amend or waive the provisions of Section 8.8 or this Section 9.1.

          Any such supplemental agreement shall apply equally to the Borrower and each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

          9.2       Expenses.  The Borrower shall pay:

                    (i) All reasonable costs and expenses of the Agent (including without limitation the reasonable fees and disbursements of the Agent's special counsel, Tucker Arensberg, P.C.), incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and any and all other documents and instruments prepared in connection herewith, including but not limited to all amendments, extensions, modifications, replacements, waivers, consents and other documents and instruments prepared or entered into from time to time;

                    (ii) All reasonable costs and expenses of the Agent and
               the Lenders (including without limitation the reasonable fees and disbursements of the Agent's and the Lenders' counsels, which may be in house counsel) in connection with
               (A) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by the Borrower of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which it is a party, and
               (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

          All of such costs and expenses shall be payable by the Borrower to the Lenders or the Agent, as the case may be, upon demand or as otherwise agreed upon by the Lenders or the Agent and the Borrower, and shall constitute Bank Indebtedness under this Agreement. The Borrower further agrees to pay, and save the Agent and the Lenders harmless from any and all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes. The Borrower's obligation to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Bank Indebtedness.

          9.3       Notices.

          9.3a      Notice to the Borrower.  All notices required to be
          delivered to the Borrower pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or other means of electronic data communications or by the United States mail, first class, postage prepaid:

          If by U.S. Mail:                   If by other means:

          Allegheny Teledyne Incorporated    Allegheny Teledyne Incorporated
          1000 Six PPG Place                 1000 Six PPG Place
          Pittsburgh, Pennsylvania 15222     Pittsburgh, Pennsylvania
          15222
          Attn:  Vice President, Treasurer   Attn: Vice President, Treasurer
                                             Telecopier: (412) 394-2805
                                             Telephone:  (412) 394-2822

          9.3b      Notice to the Agent.  All notices required to be
          delivered to the Agent pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or other means of electronic data communications or by the United States mail, first class, postage prepaid:

          If by U.S. Mail:                   If by other means:

          PNC Bank, National Association     PNC Bank, National Association
          Multi-Bank Loan Administration     Multi-Bank Loan Administration

          One PNC Plaza - 4th Floor Annex    One PNC Plaza - 4th Floor Annex
          249 Fifth Avenue                   249 Fifth Avenue
          Pittsburgh, Pennsylvania           Pittsburgh, Pennsylvania
          15222-2707                         15222-2707
          Attention:  Arlene M. Ohler        Attention:  Arlene M. Ohler
                                             Telephone:  (412) 762-3627
                                             Telecopier: (412) 762-7568

          with a copy to:

          PNC Bank, National Association     PNC Bank, National Association
          Metals Group                       Metals Group
          One PNC Plaza, 2nd Floor           One PNC Plaza, 2nd Floor
          249 Fifth Avenue                   249 Fifth Avenue
          Pittsburgh, Pennsylvania           Pittsburgh, Pennsylvania
          15222-2707                         15222-2707
          Attention:Lawrence W. Jacobs       Attention:Lawrence W. Jacobs
                    Vice President                     Vice President
                                             Telephone:     (412) 762-2524
                                             Telecopier:    (412) 762-6484

          9.3c      Notice to the Lenders.  All notices required to be
          delivered to the Lenders pursuant to this Agreement shall be in writing and shall be sent to the addresses set forth on the signature pages of the Agreement, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or other means of electronic data communication or by the United States mail, first class, postage prepaid.

          9.3d      Receipt of Notices.  All such notices shall be
          effective three (3) days after mailing, the date of electronic transmission or when received, whichever is earlier. The Borrower, the Lenders and the Agent may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

          9.4 Tax Withholding. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of each Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Agent and the Borrower two (2) duly completed copies of either (i) IRS Form W-9, 1001 or 4224 or such other applicable form prescribed by the IRS, certifying in each case that such Lender is entitled to receive payments under this Agreement or its Notes without deduction or withholding of United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or (ii) IRS Form W-8 or such other applicable form prescribed by the IRS or a certificate of such Lender indicating that no such exemption or reduced rate of taxation is allowable with respect to such payments. Each Lender which delivers an IRS Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Agent and the Borrower two (2) additional copies of any such form (or any successor form) on or before the date on which that form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Lender is entitled to receive payments under this Agreement or its Notes without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating the date on which that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold, from each payment hereunder or under the Notes payable to it, United States federal income taxes at the full withholding rate unless each Lender referred to in the first sentence of this Section 9.4 establishes an exemption or at the applicable reduced rate established pursuant to the above provisions.

          9.5 Successors and Assigns. This Agreement shall be binding upon the Borrower, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Lender and the successors and assigns of the Agent and the Lender.

          9.6       Assignments and Participations.

          9.6a      Assignments.  Subject to the remaining provisions of
          this Subsection 9.6a, any Lender (a "Transferor Lender"), at any time, in the ordinary course of its commercial banking business and in accordance with applicable law, may sell to one or more financial institutions (individually a "Purchasing Lender"), a portion or all of its rights and obligations under this Agreement and the Notes then held by it, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit "J" executed by the Transferor Lender, such Purchasing Lender and the Agent; subject, however to the following requirements:

                    (i) Each such assignment must be in a minimum amount of $10,000,000, or, if in excess thereof, in integral multiples of $1,000,000, unless such Lender's Commitment is less than $10,000,000, in which case such assignment shall be in the full amount of such Lender's Commitment;

                    (ii) During the first ninety (90) days following the
               Closing Date, each assignment made shall become effective only on a date which coincides with the expiration date of any Euro-Rate Interest Period then in effect, unless the Agent agrees to waive this provision;

                    (iii) The Borrower and the Agent shall consent to each such assignment, which consent shall not be unreasonably withheld; and

                    (iv) The Transferor Lender shall pay to the Agent a
               $3,500 service fee for each such transfer at the time of each such transfer;

          provided, however the restrictions set forth in item (i) above shall not apply (x) in the case of an assignment by a Lender to an Affiliate of such Lender or (y) in the case of any assignment by any Transferor Lender upon the occurrence and during the continuation of an Event of Default; and provided further, that upon the occurrence and during the continuance of an Event of Default the consent of the Borrower to any assignment is not required.

          Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, all parties hereto agree that (a) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (b) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations as a Lender under this Agreement. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement (without further action) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and its Notes. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Notes held new Notes to the order of such Purchasing Lender in an amount equal to the Commitment or the Loans assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and new

          Notes to the order of the Transferor Lender in an amount equal to the Commitment or the Loans retained by it hereunder.

          In addition to the assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations and duties hereunder.

          9.6b      Assignment Register.  The Agent shall maintain, at its
          address referred to in Subsection 9.3b, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Agent set forth in Subsection 9.3b for inspection by either Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          9.6c      Participations.  Each Lender, in the ordinary course of
          its commercial banking business and in accordance with applicable law, may sell to one or more Participants a participating interest in any Loan owing to such Lender, the interest of such Lender in any Notes or the Commitment of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrower, the other Lenders and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement or its Notes and the Participants shall have voting rights only with respect to matters described in items (B), (C), (D), (E) and (F) of Section 9.1.

          9.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          9.8 Survival. All representations, warranties, covenants and agreements of the Borrower contained herein in the Notes or in the other Loan Documents or made in writing in connection herewith or therewith shall survive the issuance of the Notes and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of all the Notes and the Bank Indebtedness.

          9.9 Governing Law. This Agreement, each Note and each other Loan Document shall be a contract made under, governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the provision thereof regarding conflicts of law except where such law is superseded by applicable Federal law.

          9.10 Non-Business Days. Except as otherwise specifically required pursuant to the terms of this Agreement, whenever any payment hereunder or under the Notes is due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

          9.11 Integration. This Agreement constitutes the entire agreement between the parties relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto concerning the subject matter of this Agreement.

          9.12 Headings. Article, Section and other headings used in this Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

          9.13 Set-Off. The Borrower hereby gives to the Lenders a lien and security interest for the amount of any Bank Indebtedness upon and in any property, credits, securities or money of the Borrower which may at any time be delivered to, or be in the possession of, or owed by any Lender in any capacity whatever, including the balance of any deposit account but excluding any trust or fiduciary accounts, in each case maintained by the Borrower with such Lender. The Borrower hereby authorizes each Lender in case of an Event of Default, at such Lender's option, at any time and from time to time, to apply, at the discretion of such Lender, to the payment of Bank Indebtedness, any and all such property, credits, securities or money now or hereafter in the hands of such Lender belonging or owed to the Borrower. Nothing herein shall restrict any Lender's ability to set off any property, credits, securities or money of the Borrower which may at any time be delivered to, or be in possession or owed to any Lender in any capacity whatever to satisfy an independent obligation of the Borrower to the Lender.

          9.14 Forum. The parties hereto agree that any action or proceeding arising out of or relating to this Agreement, the Notes or the other Loan Documents shall be commenced only in the Court of Common Pleas of Allegheny County, Pennsylvania, or in the District Court of the United States for the Western District of Pennsylvania and each party agrees that a summons and complaint commencing an action or proceeding in either of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to the party at its respective address set forth in Section 9.3, or as otherwise provided under the laws of the Commonwealth of Pennsylvania. Further, the parties hereby specifically consent to the personal jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania, and the District Court of the United States for the Western District of Pennsylvania, and waive and hereby acknowledge that the parties are estopped from raising any claim that any such court lacks personal jurisdiction over such party so as to prohibit either such court from adjudicating any issues raised in a complaint filed with any such court against the Borrower or the Lenders concerning this Agreement.

          9.15 Waiver of Jury Trial. Each of the Agent, the Lenders and the Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Agent, the Lenders or the Borrower relating hereto or thereto. The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other Loan Document to which it is a party) and that this provision is a material inducement for the Lenders to enter into this Agreement and each such other Loan Document.

          9.16 Indemnity. The Borrower hereby agrees to indemnify the Agent, the Managing Agents, the Lenders and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, and reasonable costs and expenses, joint or several, (including reasonable attorneys' fees and disbursements reasonably incurred by any such Person in connection with the preparation for or defense of any pending or threatened claim, action or proceeding) suffered or incurred by any of them under any applicable federal or state law or otherwise caused by, arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans. The indemnity set forth in this Section 9.16 shall be in addition to any other obligations or liabilities of the Borrower to the Agents or the Lenders, or at common law or otherwise. The provisions of this Section 9.16 shall survive the payment of the Obligations and the termination of this Agreement. The foregoing provisions of this Section 9.16 to the contrary notwithstanding, the Borrower shall not be obligated to indemnify the Agent, the Managing Agents or any Lender pursuant to this Section 9.16 for any losses, liabilities, damages, claims, or costs which arise directly from the Agent's, such Managing Agent's or such Lender's gross negligence or willful misconduct. All amounts owed pursuant to this Section 9.16 shall be part of the Obligations.

          9.17 Termination of Existing Bank Credit Agreements. It is the intent of the parties hereto (A) that on the Closing Date the Borrower shall comply with each of items (i) through (x) inclusive and item (xii) of Section 6.2 and (B) that each of the agents for the Lenders party to the Existing Bank Credit Agreements shall comply with item (xi) of Section 6.2. Upon satisfaction of all of the provisions of Section 6.2, the Existing Bank Credit Agreements shall be terminated.

          9.18 Counterparts. This Agreement and any amendment, modification, extension or renewal hereto or hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement or any amendment, modification, extension or renewal, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


          ATTEST:                       ALLEGHENY TELEDYNE INCORPORATED


          /s/ M.W. Snyder               By    /s/ R.S. Park
          ---------------                     -------------
          Name  Mary W. Snyder                Robert S. Park
          Title Asst. Secretary               Vice President, Treasurer


                                        PNC BANK, NATIONAL ASSOCIATION, in
                                        its capacity as the Agent hereunder


                                        By   /s/ Lawrence W. Jacobs
                                             ----------------------
                                             Lawrence W. Jacobs
                                             Vice President






          BF 44539.13
          08/29/96:12
          000011-011923






























                    IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                        PNC BANK, NATIONAL ASSOCIATION
              $55,000,000
          Commitment Percentage:
               11%                         By /s/ Lawrence W. Jacobs
                                             -----------------------
                                             Lawrence W. Jacobs
                                             Vice President

         Addresses for notice purposes:

         If by United States Mail:          If by other means:

         PNC Bank, National Association     PNC Bank, National Association
         Multi-Bank Loan Administration     Multi-Bank Loan Administration
         One PNC Plaza - 4th Floor Annex    One PNC Plaza - 4th Floor Annex
         249 Fifth Avenue                   249 Fifth Avenue
         Pittsburgh, Pennsylvania 15222-2707Pittsburgh, Pennsylvania15222-2707
         Attention:  Arlene M. Ohler        Attention:  Arlene M. Ohler
                                            Telephone:   (412) 762-3627
                                            Telecopier:  (412) 762-8672

         With a copy to:                    With a copy to:

         PNC Bank, National Association     PNC Bank, National Association
         Metals Group                       Metals Group
         One PNC Plaza - 2nd Floor          One PNC Plaza - 2nd Floor
         249 Fifth Avenue                   249 Fifth Avenue
         Pittsburgh, Pennsylvania           Pittsburgh, Pennsylvania
                            15222-2707                         15222-2707
         Attention:  Lawrence W. Jacobs     Attention:  Lawrence W. Jacobs
                     Vice President                     Vice President
                                            Telephone:   (412) 762-2524
                                            Telecopier:  (412) 762-6484

          Address for Euro-Rate Loan Funding if different from above:

               N/A

          Telephone:
          Telecopier:
          Telex:

                    IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                             BANK OF AMERICA ILLINOIS

               $55,000,000

          Commitment Percentage:             By /s/ Paul B. Higdon
                                                ------------------

                                             Name Paul B. Higdon
                                                 -----------------
               11%                           Title Managing Director
                                                   -----------------

          Addresses for notice purposes:

          If by United States Mail:         If by other means:

          Bank of America Illinois          Bank of America Illinois
          231 South LaSalle Street          231 South LaSalle Street
          Chicago, Illinois 60697           Chicago, Illinois 60697
          Attention: Sandra S. Ober         Attention: Sandra S. Ober
                     Vice President                    Vice President
                                            Telephone:     (312) 828-1307
                                            Telecopier:    (312) 987-0303


          Address for Eurodollar Rate Loan Funding if different from above:

               N/A




          Telephone:
          Telecopier:
          Telex:

                    IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                     MELLON BANK, N.A.
               $55,000,000

          Commitment Percentage:          By /s/ Martin T. Hanning
                                             _____________________

                11%                       Name: Martin T. Hanning
                                          Title:  Vice President

          Addresses for notice purposes:

          If by United States Mail:       If by other means:

          Mellon Bank, N.A.               Mellon Bank, N.A.
          One Mellon Bank Center          One Mellon Bank Center
          151-4401                        151-4401
          Pittsburgh, Pennsylvania        Pittsburgh, Pennsylvania
          Attention: Martin T. Hanning    Attention: Martin T. Hanning
                     Vice President                  Vice President

                                          Telephone: (412) 234-4710
                                          Telecopier:(412) 234-5049
                                          Telex:  199103 MELBNKPGH


          Address for Eurodollar Rate Loan Funding if different from above:

                  N/A



          Telephone:
          Telecopier:
          Telex:

                    IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                     THE CHASE MANHATTAN BANK
               $55,000,000

          Commitment Percentage:          By /s/ James H. Ramage
                                            --------------------
               11%                        Name James H. Ramage
                                          Title Vice President

          Addresses for notice purposes:

          If by United States Mail:       If by other means:

          The Chase Manhattan Bank        The Chase Manhattan Bank
          One Chase Manhattan Plaza       One Chase Manhattan Plaza
          New York, New York 10081        New York, New York 10081
          Attention: James Ramage         Attention: James Ramage
                     Vice President                  Vice President

                                          Telephone: (212) 552-7784
                                          Telecopier:(212) 552-5555



          Address for Eurodollar Rate Loan Funding if different from above:

               N/A




          Telephone:
          Telecopier:
          Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                        THE BANK OF NEW YORK
              $35,000,000
          Commitment Percentage:             By /s/ Robert J. Joyce

               7%                            Name  Robert J. Joyce
                                             Title  Vice President

          Addresses for notice purposes:

          If by United States Mail:          If by other means:
          The Bank of New York               The Bank of New York
          One Wall Street                    One Wall Street
          Midwest Division, 22nd Floor       Midwest Division, 22nd Floor
          New York, New York 10286           New York, New York 10286
          Attention:  Robert J. Joyce        Attention:  Robert J. Joyce
                      Vice President                     Vice President
                                             Telephone:   (212) 635 7919
                                             Telecopier:  (212) 635-6434


          Address for Eurodollar Rate Loan Funding if different from above:

                 N/A
          Telephone:
          Telecopier:
          Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                        MORGAN GUARANTY TRUST
               $35,000,000                   COMPANY OF NEW YORK

          Commitment Percentage:             By /s/ Charles H. King
               7%                            Name  Charles H. King
                                             Title  Vice President

          Addresses for notice purposes:

          If by United States Mail:          If by other means:
          Morgan Guaranty Trust Company      Morgan Guaranty Trust Company
          of New York                        of New York
          60 Wall Street                     60 Wall Street
          New York, New York 10260-0060      New York, New York 10260-0060
          Attention:  Laura E. Reim          Attention:  Laura E. Reim
                      Vice President                     Vice President
                                             Telephone:   (212) 648-6793
                                             Telecopier:  (212) 648-5336



          Address for Eurodollar Rate Loan Funding if different from above:

               N/A
          Telephone:
          Telecopier:
          Telex:

                IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                        NATIONSBANK, N.A.
              $35,000,000
          Commitment Percentage:             By /s/ Rajesh Sood
               7%                            Name  Rajesh Sood
                                             Title  Vice President

          Addresses for notice purposes:

          If by United States Mail:          If by other means:
          NationsBank, N.A.                  NationsBank, N.A.
          NCI-007-08-04                      NCI-007-08-04
          100 N. Tyron Street                100 N. Tyron Street
          Charlotte, North Carolina          Charlotte, North Carolina
          Attention:  Rajesh Sood            Attention:  Rajesh Sood

                                             Telephone:   (704) 388-3234
                                             Telecopier:  (704) 388-0960



          Address for Eurodollar Rate Loan Funding if different from above:

               N/A
          Telephone:
          Telecopier:
          Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                        ABN AMRO BANK N.V.
               $25,000,000
                                             By:  ABN AMRO NORTH
                                                  AMERICA, INC., as
                                                  agent
          Commitment Percentage:             By /s/ James M. Janovsky
               5%                            Name  James M. Janovsky
                                             Title  Group Vice President and
                                                    Director

                                             By /s/ Kathryn C. Toth
                                             Name  Kathryn C. Toth
                                             Title Group Vice President

          Addresses for notice purposes:

          If by United States Mail:          If by other means:

          ABN AMRO Bank N.V.                 ABN AMRO Bank N.V.
          One PPG Place, Suite 2950          One PPG Place, Suite 2950
          Pittsburgh, Pennsylvania           Pittsburgh, Pennsylvania
          15222-5400                         15222-5400
          Attention:  David M. Eichenlaub    Attention:  David M.Eichenlaub
                                             Telephone:   (412) 566-2297
                                             Telecopier:  (412) 566-2266



          Address for Eurodollar Rate Loan Funding if different from above:

               N/A
          Telephone:
          Telecopier:
          Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                        BANK OF TOKYO-MITSUBISHI
                                             TRUST COMPANY
               $25,000,000

          Commitment Percentage:             By /s/ M. R. Marron
               5%                            Name  M. R. Marron
                                             Title  Vice President

          Addresses for notice purposes:

          If by United States Mail:          If by other means:
          Bank of Tokyo-Mitsubishi Trust     Bank of Tokyo-Mitsubishi Trust
          Company                            Company
          1251 Avenue of the Americas        1251 Avenue of the Americas
          New York, New York 10020-1104      New York, New York 10020-1104
          Attention:  James M. Fuell         Attention:  James M. Fuell
                      Assistant Vice                     Assistant Vice
                      President                          President
                                             Telephone:   (212) 782-4221
                                             Telecopier:  (212) 782-6440


          Address for Eurodollar Rate Loan Funding if different from above:
                N/A
          Telephone:
          Telecopier:
          Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS
          PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the
          Agent to be executed by its duly authorized officers as of the date first above written.
          Commitment:                        THE FIRST NATIONAL BANK OF
                                             CHICAGO
               $25,000,000

          Commitment Percentage:             By /s/ Amy R. Fahey
               5%                            Name  Amy R. Fahey
                                             Title  Vice President

          Addresses for notice purposes:

          If by United States Mail:          If by other means:
          The First National Bank            The First National Bank
          of Chicago                         of Chicago
          One First National Plaza           One First National Plaza
          1-10 Suite 0374                    1-10 Suite 0374
          Chicago, Illinois 60670            Chicago, Illinois 60670
          Attention:  Amy Fahey              Attention:  Amy Fahey
                                             Telephone:   (312) 732-1206
                                             Telecopier:  (312) 732-3885


          Address for Eurodollar Rate Loan Funding if different from above:

                N/A
          Telephone:
          Telecopier:
          Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                    FIRST UNION NATIONAL BANK OF
                                         NORTH CAROLINA
                $25,000,000

          Commitment Percentage:             By /s/ Mark M. Harden
               5%                            Name  Mark M. Harden
                                             Title  Vice President

          Addresses for notice purposes:

          If by United States Mail:          If by other means:
          First Union Capital Markets        First Union Capital Markets
          One First Union Center, DC 5       One First Union Center,DC 5
          301 South College Street           301 South College Street
          Charlotte, North Carolina          Charlotte, North Carolina
          28288-0745                         28288-0745
          Attention:  John S. Cannon         Attention:  John S. Cannon
                      Director                           Director
                                             Telephone:   (704) 383-4747
                                             Telecopier:  (704) 374-2802



          Address for Eurodollar Rate Loan Funding if different from above:

               N/A
          Telephone:
          Telecopier:
          Telex:

                IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                        THE FUJI BANK LIMITED,NEW
                                             YORK BRANCH
               $25,000,000

          Commitment Percentage:             By /s/ Masanobu Kobayashi
               5%                            Name  Masanobu Kobayashi
                                             Title  Vice President & Senior
                                                    Team Leader

          Addresses for notice purposes:

          If by United States Mail:          If by other means:
          The Fuji Bank Limited,             The Fuji Bank Limited,
          New York Branch                    New York Branch
          Two World Trade Center             Two World Trade Center
          79th Floor                         79th Floor
          New York, New York 10048           New York, New York 10048
          Attention:  Walter T. Duffy        Attention:  Walter T. Duffy
                                             Telephone:   (212) 898-2063
                                             Telecopier:  (212) 912-0516



          Address for Eurodollar Rate Loan Funding if different from above:

               N/A
          Telephone:
          Telecopier:
          Telex:

                IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                        NATIONAL CITY BANK OF
                                             PENNSYVANIA
               $25,000,000

          Commitment Percentage:             By /s/ William S. Harris
               5%                            Name  William S. Harris
                                             Title  Vice President

          Addresses for notice purposes:

          If by United States Mail:          If by other means:
          National City Bank of              National City Bank of
          Pennsylvania                       Pennsylvania
          300 Fourth Avenue                  300 Fourth Avenue
          15th Floor - Corporate Banking     15th Floor - Corporate Banking
          LOC #01-151                        LOC #01-151
          Pittsburgh, Pennsylvania 15278     Pittsburgh, Pennsylvania 15278
          Attention:  William S. Harris      Attention:  William S. Harris
                      Vice President                     Vice President
                                             Telephone:   (412) 644-7795
                                             Telecopier:  (412) 471-4883



          Address for Eurodollar Rate Loan Funding if different from above:

               N/A
          Telephone:
          Telecopier:
          Telex:

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among ALLEGHENY TELEDYNE INCORPORATED, THE LENDERS PARTY HERETO and PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

          Commitment:                        UNION BANK OF SWITZERLAND
                                             NEW YORK BRANCH
               $25,000,000

          Commitment Percentage:             By /s/ Dieter Hoeppli
               5%                            Name  Dieter Hoeppli
                                             Title  Assistant Vice President

          Addresses for notice purposes:
          If by United States Mail:          If by other means:
          Union Bank of Switzerland          Union Bank of Switzerland
          New York Branch                    New York Branch
          299 Park Avenue                    299 Park Avenue
          New York, New York 10171           New York, New York 10171
          Attention:  Robert W. Casey, Jr.   Attention: Robert W. Casey, Jr.
                      Managing Director                 Managing Director
                                             Telephone: (212) 821-3329/3415
                                             Telecopier:(212) 821 3383
                                             Telex:MCI(023)620317ubs uw


          Address for Eurodollar Rate Loan Funding if different from above:

              N/A
          Telephone:
          Telecopier:
          Telex: